Exhibit 4.3

Execution Version

amended and restated mortgage sale agreement

THE BANK OF NOVA SCOTIA,
as Seller, as Servicer and as Cash Manager

- and -

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP,
as Guarantor

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Bond Trustee and Custodian

DATED AS OF JANUARY 7, 2014

CONTENTS

Article 1 Definitions and INTERPRETATION		2
1.1	Definitions	2
1.2	Interpretation	2
1.3	Electronic Media	2
1.4	Schedules	2
1.5	New Seller	2
1.6	Amendment and Restatement	2
Article 2 Sale and Purchase of Initial Portfolio		3
2.1	Sale of Initial Portfolio	3
2.2	Conditions to Sale of Initial Portfolio	3
Article 3 First transfer Date		3
3.1	Deliveries on First Transfer Date	3
3.2	Closing of Sale of Initial Portfolio	5
3.3	Servicing of Loans and Related Security	6
3.4	Registered Title of Related Security for Loans and Mortgage Registration Numbers	6
Article 4 Sale and Purchase of Additional Loans		7
4.1	Sale of Additional Loans	7
4.2	Additional Loan Notice	7
4.3	Conditions to Sale of Additional Loans	7
4.4	Consideration for Additional Loans	8
4.5	Deliveries on Transfer Dates	8
4.6	Closing of Sale of Additional Loans	10
4.7	Servicing of Additional Loans and Related Security	10
4.8	Registered Title of Related Security for Additional Loans	10
4.9	Fully Advanced Additional Loans	11
4.10	New Loan Types	11
4.11	Third Party Amounts	11
4.12	Sale of Additional Loans after an Asset Coverage Test Breach but Prior to Service of an Asset Coverage Test Breach Notice	11
Article 5 Trust of FUNDS		12
5.1	Trust of Funds by Seller	12
5.2	Trust of Funds by Guarantor	12
Article 6 ACTIONS UPON a Registered Title Event AND RELATED MATTERS		13
6.1	Actions Upon a Registered Title Event and Related Matters	13
6.2	Power of Attorney	15
6.3	Limitation on Power of Attorney	16
6.4	Registrable Powers of Attorney	16

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Article 7 Undertakings		16
7.1	Undertakings of Guarantor	16
7.2	Undertaking of Seller	16
7.3	Property Insurance Proceeds	17
Article 8 Representations and Warranties; Repurchase by the SellerS; COVENANTS		17
8.1	Representations and Warranties of the Seller	17
8.2	Remedies	18
8.3	Breach of Loan Representations and Warranties, Additional Loan Advances and Product Switch	18
8.4	Offer to Repurchase Loans and Related Security	20
8.5	Maturing Loans	20
8.6	Loan Repurchases	21
8.7	Release of Loans and Related Security	22
8.8	Return of Customer Files	22
8.9	Notification	22
8.10	Amendments, Modification and Waiver of Loan Representations and Warranties	22
Article 9 Further Assurance		23
9.1	Co-operation	23
9.2	Seller Co-operation	23
Article 10 Consequences of Breach		24
10.1	Consequences of Breach	24
Article 11 Sale of Selected Loans		24
11.1	Sale of Selected Loans	24
11.2	Selected Loan Offer Notice	24
11.3	Sale of Selected Loans to Purchasers	25
11.4	Selected Loan Repurchase Notice	25
11.5	Release of Security and Certain Representations and Warranties	25
11.6	Selected Loans and Release of Customer Files and Claims	26
Article 12 New Sellers		26
12.1	New Sellers	26
Article 13 STEP plan and INTERCREDITOR ARRANGEMENTS		27
13.1	Sale to Guarantor of STEP Loans and STEP LOCs	27
13.2	Sale to Guarantor of Additional STEP Loans	28
13.3	Agreements, Modifications, Amendments to STEP Plan or other Actions	28
13.4	Other STEP Creditors	28
13.5	Priority of STEP Loans and Other STEP Products	30
13.6	Application of Payments and Losses under STEP Accounts	30

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13.7	STEP Collateral Mortgage and Related Security	32
13.8	Servicing and Enforcement	33
13.9	Security Sharing Arrangement Breach	35
13.10	Termination upon Sale of STEP Loans by Guarantor	36
Article 14 CUSTODIAN		36
14.1	Appointment of Custodian	36
14.2	Representations, Warranties and Covenants of Custodian	37
14.3	Provision of Documentation to Custodian	37
14.4	Responsibilities of Custodian	39
14.5	Resignation, Removal and Replacement of Custodian	40
14.6	Remuneration; Costs and Expenses; Liability and Indemnification	41
Article 15 Non-Merger		42
15.1	Non-Merger	42
Article 16 No Agency or Partnership		43
16.1	No Agency or Partnership	43
Article 17 Payments		43
17.1	Payments	43
Article 18 Amendments, Variation and Waiver		43
18.1	Amendments, Variation and Waiver	43
Article 19 Notices AND OPINION DELIVERY		44
19.1	Notices	44
19.2	Delivery of Opinions	44
Article 20 Assignment		44
20.1	Assignment	44
20.2	Assignment under Security Agreement	45
Article 21 Bond Trustee		45
21.1	Change of Bond Trustee	45
21.2	Limitation of Liability of Bond Trustee	45
Article 22 LIMITATION OF LIABILITY		45
22.1	Limitation of Liability	46
Article 23 Non-Petition Covenant		46
23.1	Non-Petition Covenant	46

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Article 24 Governing Law		46
24.1	Governing Law	46
24.2	Submission to Jurisdiction	46
Article 25 EXECUTION IN COUNTERPARTS		46
25.1	Execution in Counterparts	46
SCHEDULE 1 Representations and Warranties		1
SCHEDULE 2 Loan Repurchase Notice		1
schedule 3 Additional Loan Notice		1
schedule 4 Selected Loan Offer Notice		1
schedule 5 Selected Loan Repurchase Notice		1
SCHEDULE 6 FORM OF SELLER ASSIGNMENT		1
SCHEDULE 7 FORM OF QUÉBEC SELLER ASSIGNMENT		1
[The remainder of this page left intentionally blank]

THIS AMENDED AND RESTATED MORTGAGE SALE AGREEMENT is made as of January 7, 2014

BETWEEN:

THE BANK OF NOVA SCOTIA, a bank named in Schedule I to the Bank Act, whose executive office is at 44 King Street West, Toronto, Ontario, M5H 1H1, in its capacity as Seller, as Servicer and as Cash Manager;

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario, whose registered office is at Suite 6100, 100 King Street West, Toronto, Ontario, M5X 1B8, by its Managing GP SCOTIABANK COVERED BOND GP INC., (in its capacity as the Guarantor); and

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, whose registered office is at 100 University Avenue, 11th Floor, North Tower, Toronto, Ontario M5J 2Y1, in its capacity as Bond Trustee and Custodian.

WHEREAS, the parties hereto entered into a mortgage sale agreement made as of July 19, 2013 (the “Original Mortgage Sale Agreement”);

AND WHEREAS, the parties hereto have agreed to amend and restate the Original Mortgage Sale Agreement with effect from and after the date hereof;

AND WHEREAS,

(A)	The Seller has agreed to sell from time to time on a fully-serviced basis, and the Guarantor has agreed to purchase from time to time, certain Loans and their Related Security on and subject to the terms and conditions set out in this Agreement.
(B)	The Seller, in its capacity as Servicer, has agreed to enter into the Servicing Agreement with the Guarantor and the Bond Trustee pursuant to which it will carry out the duties and responsibilities of the Servicer thereunder with respect to such Loans and their Related Security.
(C)	The parties wish to establish certain intercreditor and servicing arrangements with respect to STEP Loans and all related STEP Accounts which will be binding upon all existing and future owners thereof from time to time.

NOW THEREFORE, IT IS HEREBY AGREED that in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree to amend and restated the Original Mortgage Sale Agreement as follows:

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Article 1
Definitions and INTERPRETATION

1.1	Definitions

The Amended and Restated Master Definitions and Construction Agreement made between the parties to the Transaction Documents on the date hereof (as the same may be amended, restated and/or supplemented from time to time) (the “Master Definitions and Construction Agreement”) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Agreement (as so amended, restated and/or supplemented) will, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement will be construed in accordance with the interpretation provisions set out in Section 2 (Interpretation and Construction) of the Master Definitions and Construction Agreement.

1.2	Interpretation

For the purposes of this Agreement, this Agreement has the same meaning as Mortgage Sale Agreement in the Master Definitions and Construction Agreement.

1.3	Electronic Media

The Initial Portfolio, any schedule of Loans attached to a Seller Assignment, Québec Seller Assignment and any schedule of Additional Loans attached to any Additional Loan Notice may be provided in a document stored upon electronic media (including, but not limited to, a CD-ROM) in a form acceptable to the Guarantor, the Bond Trustee and the Custodian (each acting reasonably).

1.4	Schedules

The Schedules attached to this Agreement will, for all purposes of this Agreement, form an integral part of it.

1.5	New Seller

In the event that a New Seller becomes a party to this Agreement in accordance with Article 12 (New Seller), references herein to the Seller will include such New Seller unless otherwise specified or required by the context in which such terms are used in this Agreement.

1.6	Amendment and Restatement

This Agreement amends and restates in full and supersedes the Original Mortgage Sale Agreement, and it is hereby confirmed by the parties hereto that all prior actions of the parties made pursuant to the Original Mortgage Sale Agreement are effective as if made under this Agreement on the date made.

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Article 2
Sale and Purchase of Initial Portfolio

2.1	Sale of Initial Portfolio

Subject to the fulfilment of the conditions set out in Sections 2.2 (Conditions to Sale of Initial Portfolio) and Section 3.1 (Deliveries on First Transfer Date) on or before the First Transfer Date, in consideration of the payment of the Purchase Price for the Initial Portfolio as set forth in this Section 2.1, the Seller hereby agrees to sell, transfer, assign and convey to the Guarantor all of its right, title, interest and benefit in and to the Loans and their Related Security in the Initial Portfolio (excluding registered or recorded title to the Related Security which will continue to be held by the Seller subject to Article 6 (Actions Upon a Registered Title Event and Related Matters)) on a fully-serviced basis. The Purchase Price for the Initial Portfolio will be satisfied by payment to the Seller in same day funds an amount equal to the Purchase Price by depositing such amount into the Seller’s Account or, if the Seller so elects in writing to the Purchaser on or before the applicable Transfer Date, the Purchaser shall credit the Seller’s Capital Account Ledger with an amount equal to all (or the portion of the Purchase Price not paid in cash) of the Purchase Price.

2.2	Conditions to Sale of Initial Portfolio

The obligation of the Seller under Section 2.1 (Sale of Initial Portfolio) will be subject to and conditional upon:

(a)	the borrowing by the Guarantor of the required funds under the Intercompany Loan Agreement; and
(b)	the Transaction Documents having been executed and delivered by the parties thereto on or before the Program Date.

Article 3
First transfer Date

3.1	Deliveries on First Transfer Date

On the First Transfer Date, the Seller will deliver the following documents:

(a)	to the Custodian:
(i)	the number of registrable Powers of Attorney as may be reasonably requested by the Guarantor as required by and in accordance with the CMHC Guide, duly executed by the Seller, together with an opinion of legal counsel to the Seller confirming such Powers of Attorney are valid, enforceable and irrevocable, and sufficient to allow the Guarantor (or a nominee on its behalf) to effect the transfer of registered title to the Loans

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and Related Security sold, transferred, assigned and conveyed by the Seller on the First Transfer Date (which opinion shall contemporaneously be delivered to CMHC); and

(ii)	the Eligible Loan Details with respect to all Loans and their Related Security sold, transferred, assigned and conveyed by the Seller on the First Transfer Date, which may be provided in a document stored upon electronic media (including, but not limited to, a CD-ROM) in a form acceptable to the Guarantor and the Custodian (each acting reasonably); and
(iii)	if any of the Loans to be transferred to the Guarantor on the First Transfer Date are STEP Loans and any Other STEP Products extended to the same Borrower are secured by the related STEP Collateral Mortgage and Related Security:
(A)	a duly executed Release of Security in respect of each related Other STEP Product by the Seller or any other mortgage lender on title which has any interest in the related STEP Collateral Mortgage and Related Security, which Release of Security shall be held in trust by the Custodian and the use thereof shall be subject to Section 13.9; and
(B)	an opinion of legal counsel to the Seller confirming that (i) such Release of Security is valid and enforceable against the party delivering such Release of Security.
(b)	to the Bond Trustee:
(i)	a certificate signed by at least one Authorized Signatory of the Seller dated as at the First Transfer Date attaching a copy of the board minutes or resolutions and any other related delegation of authority of the Seller authorizing its duly appointed representatives to agree to the sale of the Loans and their Related Security included in the Initial Portfolio and any Additional Loans and their Related Security and authorizing the execution, delivery and performance of this Agreement, the Servicing Agreement and any other Transaction Document to which the Seller is a party (in any capacity) and all of the documentation to be entered into pursuant to this Agreement and confirming that the resolutions referred to therein are in full force and effect and have not been amended or rescinded as at the date of the certificate;
(ii)	a completed and executed Seller Assignment by the Seller, substantially in the form set out in Schedule 6, with respect to all Loans and their Related Security (other than Québec Loans and their Related Security) sold, transferred, assigned and conveyed by it on the First Transfer Date;

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(iii)	a completed and executed Québec Seller Assignment by the Seller, substantially in the form set out in Schedule 7, with respect to Québec Loans and their Related Security sold, transferred, assigned and conveyed by it on the First Transfer Date;
(iv)	a solvency certificate signed by at least one Authorized Signatory of the Seller dated as at the First Transfer Date in a form acceptable to the Guarantor and the Bond Trustee (each acting reasonably);
(v)	acknowledgements or duplicate registration copies of proper assignments, financing statements and other similar documents or instruments, with registration particulars stamped thereon, naming the Seller as seller or assignor and the Guarantor as purchaser or assignee, and duly filed on or before the date of such purchase under the PPSA in Ontario and pursuant to Article 1642 of the Civil Code in Québec within seven Toronto Business Days following such purchase in order to perfect the interests of the Guarantor in the applicable Loans and their Related Security;
(vi)	executed copies of all financing statements, financing change statements, discharges and releases, if any, necessary to discharge or release all security interests and other rights or interests of any Person in the Loans and their Related Security previously granted by the Seller, together with copies of the relevant financing change statements or other discharge statements or releases with the registration particulars stamped thereon or other assurance satisfactory to the Guarantor;
(vii)	completed PPSA search results, dated within five Toronto Business Days of the date of the initial Transfer Date, listing the financing statements referred to in Section 3.1(b)(vi) above (other than those filed in Québec, search results in respect of which will be made available within five Toronto Business Days of such filing) and all other effective financing statements filed in the jurisdictions referred to in Section 3.1(b)(vi) above that name the Seller as debtor and show no other Adverse Claims on any of the Loans and their Related Security;
(viii)	opinions of legal counsel to the Seller with respect to “true sale”, non-consolidation, local counsel matters, the registrations specified in Section 3.1(b)(v) above and other matters in form and substance satisfactory to the Guarantor and the Bond Trustee (each acting reasonably); and
(ix)	a copy of the Eligible Loan Details provided to the Custodian pursuant to Section 3.1(a)(ii) above.
3.2	Closing of Sale of Initial Portfolio

The parties hereto acknowledge that completion on the First Transfer Date of the sale to the Guarantor of all of the Seller’s right, title, interest and benefit in the Initial Portfolio will occur as indicated in this Article 3 provided that the actions described in Article 6 (Actions Upon

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a Registered Title Event and Related Matters) will not occur until the relevant time indicated therein. Upon receipt of payment of the Purchase Price by the Guarantor pursuant to Section 2.1 (Sale of Initial Portfolio) and a completed and executed Seller Assignment and/or Québec Seller Assignment by the Seller, the Seller will have sold, transferred, assigned and conveyed all of its right, title, interest and benefit in and to the Initial Portfolio (excluding registered or recorded title to the Related Security which will continue to be held by the Seller subject to Article 6 (Actions Upon a Registered Title Event and Related Matters)) without the need for any further formal or other instrument or assignment, effective as of the First Transfer Date.

3.3	Servicing of Loans and Related Security

The Seller’s obligation to fully service the Loans and their Related Security acquired by the Guarantor from it hereunder will be satisfied pursuant to and in accordance with the Servicing Agreement.

3.4	Registered Title of Related Security for Loans and Mortgage Registration Numbers

Until registered or recorded title to the Related Security relating to a Loan included in the Portfolio is transferred into the name of the Guarantor (or as it may direct) pursuant to Sections 6.1(a)(iii) or 6.1(d), (i) the Seller will hold the registered or recorded title to such Related Security as agent, bare trustee and nominee in trust for and on behalf of the Guarantor (and also, in the case of any STEP Loan, for and on its behalf and for and on behalf of the Seller and/or any Other STEP Creditor having an interest in any related STEP Account, in accordance with Section 13.7 (STEP Collateral Mortgage Related Security)), and (ii) except as permitted by Sections 6.1(c) and 13.4(5), neither the Guarantor nor the Managing GP on its behalf will register, record or deposit or cause to be registered, recorded or deposited, and the Seller will not be required to register, record or deposit or cause to be registered, recorded or deposited, in any land registry or land titles office or similar place of public record this Agreement or any document giving notice of the interest of the Guarantor in any of such Loans and Related Security. Prior to the notification of Borrowers, or any guarantor of such Borrowers, pursuant to Section 6.1(a)(i) or 6.1(c), and prior to such Borrowers receiving notice of the interest of an Other STEP Creditor in any Other STEP Products, neither the Guarantor nor the Managing GP on its behalf will communicate or the Seller be required to communicate in any way or manner whatsoever to the Borrowers or to any other Person having any interest in the related Mortgaged Properties the fact that the Guarantor has an interest in the Loans and their Related Security included in the Portfolio. If at any time a STEP Borrower receives notice of the interest of an Other STEP Creditor in any Other STEP Product, the Seller will promptly give, or cause to be given, notice to such STEP Borrower of the interest of the Guarantor in any related STEP Loans and Related Security, such notice to be in a form that is prepared by the Seller and acceptable to the Guarantor and Bond Trustee (each acting reasonably).

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Article 4
SALE AND PURCHASE OF ADDITIONAL LOANS

4.1	Sale of Additional Loans

Subject to fulfilment of the conditions and undertakings set out in Sections 4.3 (Conditions to Sale of Additional Loans), 4.4 (Consideration for Additional Loans) and 4.5 (Deliveries on Transfer Dates), and subject further to the provisions of the Guarantor Agreement, if the Seller, at any time and from time to time serves a properly completed Additional Loan Notice substantially in the form set out in Schedule 3 (Additional Loan Notice) on the Guarantor with a copy to the Bond Trustee (such service to be in the Seller’s sole discretion), the Seller agrees that on the date for completion of the sale specified in such Additional Loan Notice (which date will be no less than five Toronto Business Days after the date of such Additional Loan Notice), the Seller will sell, transfer, assign and convey to the Guarantor all of the Seller’s right, title, interest and benefit in and to the Additional Loans and their Related Security (excluding registered or recorded title to the Related Security which will continue to be held by the Seller subject to Article 6 (Actions Upon a Registered Title Event and Related Matters)) on a fully-serviced basis.

4.2	Additional Loan Notice

Within three Toronto Business Days of receipt of an Additional Loan Notice the Guarantor will countersign the Additional Loan Notice and return an original copy to the Seller and the Guarantor will, subject to the conditions and undertakings set out in Sections 4.3 (Conditions to Sale of Additional Loans), 4.4 (Consideration for Additional Loans) and 4.5 (Deliveries on Transfer Dates), and subject further to the provisions of the Guarantor Agreement, purchase the Additional Loans and their Related Security on the date for completion specified in the relevant Additional Loan Notice.

4.3	Conditions to Sale of Additional Loans

The conditions to be met as at each Transfer Date are:

(a)	there will have been neither an Issuer Event of Default and service of an Issuer Acceleration Notice nor a Guarantor Event of Default and service of a Guarantor Acceleration Notice as at the relevant Transfer Date;
(b)	the Guarantor, acting on the advice of the Cash Manager, is not aware, and could not reasonably be expected to be aware, that the proposed purchase by the Guarantor of the Additional Loans and their Related Security on the relevant Transfer Date would result in a downgrade or a withdrawal of the then current rating by any of the Rating Agencies of the Covered Bonds;
(c)	the borrowing by the Guarantor of the required funds under the Intercompany Loan Agreement if the Seller has not elected to have the entire Purchase Price credited to the Seller’s Capital Account Ledger; and

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(d)	if the Additional Loans that are proposed to be sold to the Guarantor on the relevant Transfer Date include New Loan Types, the Rating Agency Condition has been satisfied with respect to the sale of such New Loan Types.
4.4	Consideration for Additional Loans

Subject to fulfilment of the conditions referred to in Section 4.3 (Conditions to Sale of Additional Loans) and Section 4.5 (Deliveries on Transfer Dates), the relevant Purchase Price to be provided to the Seller for the sale, transfer, assignment and conveyance of Additional Loans and their Related Security to the Guarantor on a Transfer Date will be satisfied by payment to the Seller in same day funds an amount equal to the Purchase Price by depositing such amount into the Seller’s Account or, if the Seller so elects in writing to the Purchaser on or before the applicable Transfer Date, the Purchaser shall credit the Seller’s Capital Account Ledger with an amount equal to all (or the portion of the Purchase Price not paid in cash) of the Purchase Price. The Purchase Price payable with respect to any Transfer Date will equal the Fair Market Value of the Loans and their Related Security sold, transferred, assigned and conveyed on such Transfer Date.

4.5	Deliveries on Transfer Dates

On the relevant Transfer Date, other than the First Transfer Date, the Seller will deliver the following documents:

(a)	to the Custodian:
(i)	the Eligible Loan Details with respect to all Loans and their Related Security sold, transferred, assigned and conveyed by the Seller on the Transfer Date, which may be provided in a document stored upon electronic media (including, but not limited to, a CD-ROM) in a form acceptable to the Guarantor and the Custodian (each acting reasonably);
(ii)	to the extent not provided on a previous Transfer Date, the number of registrable Powers of Attorney as may be reasonably requested by the Guarantor as required by and in accordance with the CMHC Guide, duly executed by the Seller, together with an opinion of legal counsel to the Seller confirming such Powers of Attorney are valid, enforceable and irrevocable, and sufficient to allow the Guarantor (or a nominee on its behalf) to effect the transfer of registered title to the Loans and Related Security sold, transferred, assigned and conveyed by the Seller on the Transfer Date (which opinion shall contemporaneously be delivered to CMHC); and
(iii)	if any of the Loans to be transferred to the Guarantor on such Transfer Date are STEP Loans and any Other STEP Products extended to the same Borrower are secured by the related STEP Collateral Mortgage and Related Security:

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(A)	a duly executed Release of Security in respect of each related Other STEP Product by the Seller and by any other mortgage lender on title, which Release(s) of Security shall be held in trust by the Custodian and the use thereof shall be subject to Section 13.9; and
(B)	if any other mortgage lender is on title with respect to the related Mortgaged Property, a copy of a duly executed Security Sharing Agreement made between such Other mortgage lender, the Seller, the Servicer, the Guarantor, the Bond Trustee and the Custodian, and
(C)	an opinion of legal counsel to the Seller confirming that (i) each such Release of Security is valid and enforceable against the party delivering such Release of Security, and (ii) the Security Sharing Agreement is enforceable by the Guarantor against the other parties thereto, if applicable.
(b)	to the Bond Trustee:
(i)	a certificate signed by at least one Authorized Signatory of the Seller dated as of the relevant Transfer Date confirming that the board minutes or resolutions referred to in Section 3.1(b) are in full force and effect and have not been amended or rescinded as at the date of the certificate;
(ii)	a completed and executed Seller Assignment, substantially in the form set out in Schedule 6, with respect to all Additional Loans and their Related Security (other than Québec Additional Loans and their Related Security) sold, transferred, assigned and conveyed by it on such Transfer Date;
(iii)	a completed and executed Québec Seller Assignment, substantially in the form set out in Schedule 7, with respect to Québec Additional Loans and their Related Security sold, transferred, assigned and conveyed by it on such Transfer Date;
(iv)	a solvency certificate signed by at least one Authorized Signatory of the Seller dated as at the relevant Transfer Date, but only in the event that (i) the relevant Transfer Date is also an Issue Date; and/or (ii) a solvency certificate has not been delivered by the Seller in the three months prior to the relevant Transfer Date; and/or (iii) an Issuer Event of Default has occurred and is continuing;
(v)	to the extent not attached to or provided with the Seller Assignment in Section 4.5(b)(ii) above or the Québec Seller Assignment in Section 4.5(b)(iii) above, an updated, complete and accurate list of the Additional Loans and their Related Security sold, transferred, assigned and conveyed by it on such Transfer Date which may be provided in a document stored upon electronic media (including, but not limited to, a CD-ROM) in a

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form acceptable to the Guarantor and the Bond Trustee (each acting reasonably);

(vi)	to the extent not previously delivered, acknowledgments or duplicate registration copies of proper assignments, financing statements and other similar documents or instruments, with registration particulars stamped thereon, naming the Seller as seller or assignor and the Guarantor as purchaser or assignee, and duly filed under the PPSA in Ontario on or before the date of such purchase and pursuant to Article 1642 of the Civil Code in Québec within seven Toronto Business Days following such purchase in order to perfect the interests of the Guarantor in the applicable Loans and their Related Security;
(vii)	opinions of legal counsel to the Seller with respect to “true sale”, non-consolidation, local counsel matters, the registrations specified in Section 4.5(b)(vi) above and other matters in form and substance satisfactory to the Guarantor and the Bond Trustee (each acting reasonably); and
(viii)	a copy of the Eligible Loan Details provided to the Custodian pursuant to Section 4.5(a)(ii) above.
4.6	Closing of Sale of Additional Loans

The parties hereto acknowledge that completion on each relevant Transfer Date of the sale, transfer, conveyance and assignment to the Guarantor of all of the Seller’s right, title, interest and benefit in and to the relevant Additional Loans and their Related Security will occur as indicated in this Article 4 provided that the actions described in Article 6 (Actions Upon a Registered Title Event and Related Matters) will not occur until the relevant time indicated therein. Upon receipt of payment of the Purchase Price by the Guarantor pursuant to Section 4.1 and the delivery of a completed and executed Seller Assignment and/or Québec Seller Assignment by the Seller, the Seller will have sold, transferred, assigned and conveyed all of its right, title, interest and benefit in and to the Additional Loans and their Related Security (excluding registered or recorded title to the Loans which will continue to be held by the Seller subject to Article 6 (Actions Upon a Registered Title Event and Related Matters)), without the need for any further formal or other instrument or assignment, effective as of the relevant Transfer Date.

4.7	Servicing of Additional Loans and Related Security

The Seller’s obligation to fully service the Additional Loans and their Related Security acquired by the Guarantor from it hereunder will be satisfied pursuant to and in accordance with the Servicing Agreement.

4.8	Registered Title of Related Security for Additional Loans

Until registered or recorded title to the Related Security relating to any Additional Loan included in the Portfolio is transferred into the name of the Guarantor (or as it may direct) pursuant to Sections 6.1(a)(iii) or 6.1(d), (i) the Seller that sold such Related Security to the

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Guarantor will hold the registered or recorded title to such Related Security as agent, bare trustee and nominee in trust for and on behalf of the Guarantor (and also, in the case of any STEP Loan, for and on its behalf and for and on behalf of the Seller and/or any Other STEP Creditor having an interest in a related STEP Account), and (ii) except as permitted by Section 6.1(c), neither the Guarantor nor the Managing GP on its behalf will register, record or deposit or cause to be registered, recorded or deposited, and the Seller will not be required to register, record or deposit or cause to be registered, recorded or deposited, in any land registry or land titles office or similar place of public record this Agreement or any document giving notice of the interest of the Guarantor in any of the Additional Loans and Related Security included in the Portfolio. Prior to the notification of Borrowers, or any guarantor of such Borrower, pursuant to Section 6.1(a)(i) or Section 6.1(c), neither the Guarantor nor the Managing GP on its behalf will communicate or the Seller be required to communicate in any way or manner whatsoever to the Borrowers or to any other Person having any interest in the related Mortgaged Properties the fact that the Guarantor has an interest in the Additional Loans and their Related Security included in the Portfolio.

4.9	Fully Advanced Additional Loans

The sale of Loans to the Guarantor will not include any obligation of the Seller relating to the payment of funds to a Borrower in respect of such Loans. The Guarantor shall be under no obligation to fund any Additional Loan Advances.

4.10	New Loan Types

If any sale of any Additional Loans and their Related Security by the Seller to the Guarantor on the relevant Transfer Date are New Loan Types, the parties agree that the Eligibility Criteria, Loan Representations and Warranties and, if such New Loan Types are secured by Related Security which also secures any other indebtedness of the related Borrower that is not owned by the Guarantor, the provisions of Article 13, with the prior consent of the Bond Trustee (such consent to be given in accordance with Section 8.10 (Amendments, Modification and Waiver of Loan Representations and Warranties)) and subject to satisfaction of the Rating Agency Condition with respect to the sale of such New Loan Types, be modified as appropriate to accommodate such Additional Loans prior to the relevant Transfer Date.

4.11	Third Party Amounts

The Guarantor will pay to the Seller all Third Party Amounts actually received by the Guarantor on each Guarantor Payment Date from amounts on deposit in the GDA Account (or, as applicable, the Standby GDA Account). The Seller will pay any amounts to be paid to any third party with respect to such Third Party Amounts.

4.12	Sale of Additional Loans after an Asset Coverage Test Breach but Prior to Service of an Asset Coverage Test Breach Notice

If at any time prior to the occurrence of (i) an Issuer Event of Default, or (ii) a Guarantor Event of Default, the Guarantor receives a written notification from the Cash Manager that the Asset Coverage Test has been breached, as determined by the Cash Manager on any Calculation Date, then, the Guarantor may request that the Intercompany Loan Provider make a further Advance under the Intercompany Loan Agreement (which may be in cash or in kind) to satisfy

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any shortfall. The Guarantor will, within three Toronto Business Days of receiving such written notice, notify the Seller requesting that the Seller offer to sell to the Guarantor in accordance with the provisions of this Article 4 sufficient Additional Loans and their Related Security on or before the next Calculation Date to ensure that, taking into account the other assets and resources available to the Guarantor, the Asset Coverage Test is met on the next Calculation Date and the Guarantor will use all reasonable endeavours to acquire from the Seller sufficient Additional Loans and their Related Security so that, taking into account the other assets and resources available to the Guarantor, the Asset Coverage Test is met on the next Calculation Date.

Article 5
Trust of FUNDS

5.1	Trust of Funds by Seller

Notwithstanding the sales, assignments, transfers and conveyances effected by this Agreement, if at, or at any other time after, the First Transfer Date (but prior to any repurchase in accordance with Article 8 (Representations and Warranties; Repurchase by the Seller)) the Seller holds, or there is held to its order, or it receives, or there is received to its order any property, interests, rights or benefits and/or the proceeds thereof hereby sold, assigned, transferred and conveyed, the Seller undertakes to each of the Guarantor and the Bond Trustee that it will promptly remit, assign and/or transfer the same to the Guarantor or, if appropriate, the Bond Trustee or as either of them will direct and until it does so or to the extent that the Seller is unable to effect such remittance, assignment, assignation or transfer, it will hold such property, interests, rights or benefits and/or the proceeds thereof in trust for the Guarantor.

5.2	Trust of Funds by Guarantor

If on, or at any other time after, the First Transfer Date the Guarantor holds, or there is held to its order, or it receives, or there is received to its order, any property, interests, rights or benefits relating to any Loan and its Related Security repurchased by the Seller pursuant to Article 8 (Representations and Warranties; Repurchase by the Seller) and/or the proceeds thereof, or relating to (without prejudice to Article 10 (Consequences of Breach)) any amounts payable by a Borrower to the Seller in respect of any Loan indicated as being included in the Portfolio but which the Seller has not sold to the Guarantor, the Guarantor undertakes to the Seller that it will remit, assign, re-assign, retrocede or transfer the same to the Seller, as the case may require, and until it does so or to the extent that the Guarantor is unable to effect such remittance, assignment, assignation, re-assignment, retrocession or transfer, the Guarantor undertakes to hold such property, interests, rights or benefits and/or the proceeds thereof in trust for the Seller as the beneficial owner thereof or as the Seller may direct, provided that the Guarantor will not be in breach of its obligations under this Section 5.2 if, having received any such funds and paid them to third parties in error, it pays an amount equal to the funds so paid in error to the Seller in accordance with the Servicing Agreement. In addition, if the Seller is required or elects to repurchase any Loan and its Related Security pursuant to Article 8 (Representations and Warranties; Repurchase by the Seller) and such Loan or its Related Security, or any part thereof, or any property, interest, right or benefit therein or any of the proceeds thereof (each, a “relevant asset”), is held by the Seller subject to a trust pursuant to Section 5.1 (Trust of Funds by Seller), then the Seller, the Guarantor and the Bond Trustee agree

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that such relevant asset will be released from the trust constituted pursuant to Section 5.1 (Trust of Funds by Seller) on the date that such relevant asset is repurchased or re-transferred pursuant to Article 8 (Representations and Warranties; Repurchase by the Seller).

Article 6
ACTIONS UPON a Registered Title Event AND RELATED MATTERS

6.1	Actions Upon a Registered Title Event and Related Matters
(a)	Upon the occurrence of a Registered Title Event, the Seller (or the Bond Trustee) will do or will cause to be done on its behalf the following:
(i)	give notice of the Guarantor’s ownership interest in the relevant Loans and their Related Security included in the Portfolio to each Borrower or any guarantor of a Borrower thereunder, which notice will direct that payments be made directly to the Guarantor into its name or the name of such other Person acting on its behalf as it may decide, and upon such instruction from the Guarantor, the Seller will give such notice at the expense of the Seller; provided, that if the Seller fails to so notify each such Borrower or any guarantor of such Borrower, the Guarantor may so notify each such Borrower or any guarantor of such Borrower at the expense of the Seller;
(ii)	direct the Borrowers or any guarantor of such Borrowers to pay all amounts payable under the relevant Loans included in the Portfolio directly to the Guarantor into its name or a nominee on its behalf;
(iii)	cause Registrable Transfers for each of the Loans and their Related Security included in the Portfolio, to be prepared, executed and delivered by the Seller to the Guarantor and registered in the appropriate land registry or land titles office; and
(iv)	the Seller (or Servicer) will: (A) assemble all of the records then in its possession (including Customer Files, computer records and files) and which are necessary or desirable to collect the related Loans and their Related Security included in the Portfolio and make the same available to the Guarantor at a place selected by the Guarantor; (B) segregate all cash, cheques and other instruments received by it from time to time constituting payments with respect to the relevant Loans and their Related Security included in the Portfolio in a manner acceptable to the Guarantor and, promptly upon receipt, remit all such cash, cheques and instruments, duly endorsed or with duly executed instruments of transfer, to the Guarantor; and (C) name the Guarantor (or its designee) as loss payee on any applicable related insurance policies maintained by the Borrower or the Seller in respect of the Loans and their Related Security assigned to the Guarantor in the place of the Seller.

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(b)	Notwithstanding the occurrence of any Registered Title Event, none of the sales, transfers and assignments contemplated by this Agreement are required to be completed if (i) the Rating Agency Condition is satisfied with respect to such sales, transfers and assignments not being completed, and (ii) satisfactory assurances are provided by OSFI or such other supervisory authority having jurisdiction over the Issuer permitting registered title to the Mortgages and any Related Security for the Loans to remain with the Seller until such time as:
(A)	the Loans and their Related Security are to be sold or otherwise disposed of by the Guarantor or the Bond Trustee in the performance of their respective obligations under the Transaction Documents; or
(B)	the Guarantor or the Bond Trustee is required to take actions to enforce or otherwise deal with the Loans and their Related Security.
(c)	To the extent required, the duty of the Seller in Section 6.1(a)(iii) will be fulfilled as soon as practicable but in any event no later than the 60th day and the duties in Sections 6.1(a)(i), (ii) and (iv) will be fulfilled by the Seller as soon as practicable but in any event no later than 20 Toronto Business Days, following the day on which the Registered Title Event occurs. The Seller will be liable for all costs and expenses associated with such duties. The Seller will co-operate fully to do all such further acts and things and execute any further documents that may be necessary or desirable by the Guarantor (or the Bond Trustee) to give full effect to such duties.
(d)	If the Seller is required to, but fails to, perform any of the foregoing duties in Section 6.1(a), the Guarantor or the Bond Trustee will use the Powers of Attorney to transfer registered or recorded title to the Mortgages evidencing and securing the Loans sold by the Seller and their Related Security to the Guarantor into its name (or a nominee on its behalf), or for STEP Loans in Québec, to record an assignment of the related STEP Collateral Mortgages to the extent of the Guarantor’s interest therein, and perform and complete any of the other matters referred to in Section 6.1(a) and the Guarantor is hereby irrevocably and unconditionally authorized and directed by the Seller to complete the annexes to the Powers of Attorney in order to enable it to use the Powers of Attorney to complete the matters referred to in Section 6.1(a). The Seller will provide, at no cost to the Guarantor, all necessary information required to complete such annexes to the Powers of Attorney within a reasonable time following the request of, and in a reasonable format required by, the Guarantor or the Bond Trustee, as applicable (each acting reasonably). The Seller will indemnify the Guarantor and the Bond Trustee for any losses incurred by the Guarantor or the Bond Trustee as a result of such failure and/or any costs incurred by the Guarantor or the Bond Trustee in respect of the assembly and completion of such annexes to the Powers of Attorney and/or the use of the such Powers of Attorney.

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6.2	Power of Attorney

The Seller hereby grants to each of the Guarantor and the Bond Trustee an irrevocable power of attorney and hereby irrevocably constitutes and appoints it as its attorney-in-fact, with full power of substitution in favour of the Guarantor, to take in the place and stead of and in the name of it or in the Guarantor’s own name from time to time at the Guarantor’s discretion, the following:

(a)	to make all amendments, deletions, substitutions or additions to any assignment or transfer of any Loan or its Related Security sold by it to the Guarantor in the Portfolio executed by it in favour of the Guarantor (or as it may direct) which are necessary or desirable to register such assignment or transfer in the appropriate land registry or land titles office or other office of public record;
(b)	to prepare, execute, deliver and/or register such further assignments or transfers of any Loan or its Related Security sold by it to the Guarantor in the Portfolio, whether in substitution for or replacement of any existing assignment or transfer of any Loan or its Related Security sold by it to the Guarantor in the Portfolio, or otherwise, which may be necessary or desirable to register legal title to such Loan or its Related Security in the name of the Guarantor (or as it may direct) in the appropriate land registry or land titles office or other office of public record;
(c)	to prepare, execute, deliver and/or register such further documents or instruments which may be necessary or desirable to register legal title to any Loan or its Related Security sold by it to the Guarantor in the Portfolio in the name of the Guarantor (or as it may direct) or to register any other document or instrument giving rise to or evidencing the interest of the Guarantor in any such Loan or its Related Security, in the appropriate land registry or land titles office or other office of public record;
(d)	to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due in connection with the Purchased Assets or otherwise owed to the Guarantor;
(e)	to receive, endorse and collect any cheques, drafts or other instruments in connection with the Purchased Assets or otherwise owed to the Guarantor;
(f)	to file any claims or take any action or institute any proceedings that the Guarantor may deem to be necessary or desirable for the collection of any of the Purchased Assets; and
(g)	to execute and deliver such instruments and documents (including assignments) necessary or desirable in furtherance of the foregoing.
(h)	The power of attorney granted hereby shall be coupled with an interest.

The power of attorney and other rights and privileges granted hereby shall survive any amalgamation, reorganization, dissolution, liquidation or winding-up of the Seller.

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6.3	Limitation on Power of Attorney

The Guarantor may exercise its rights under the power of attorney provided in Section 6.2 only with respect to the Loans and their Related Security assigned and sold to the Guarantor pursuant to this Agreement and after the occurrence of a Registered Title Event.

6.4	Registrable Powers of Attorney

On or prior to the First Transfer Date, the Seller shall provide to the Managing GP and the Liquidation GP, each in their capacities as general partners of the Guarantor, and the Bond Trustee registrable powers of attorney of the Seller as required by and in accordance with the CMHC Guide. Such grantees of the registrable powers of attorney may exercise their rights under the registrable powers of attorney only with respect to the Loans and their Related Security assigned and sold to the Guarantor pursuant to this Agreement and, in the case of the Managing GP and the Liquidation GP as grantees, after the occurrence of a Registered Title Event; provided that (i) the Managing GP shall not exercise such power if a Managing GP Default Event has occurred and is continuing, unless at such time the Managing GP is not an Affiliate of the Seller; and (ii) the Liquidation GP shall not exercise such power unless at such time a Managing GP Default Event has occurred and is continuing.

Article 7
Undertakings

7.1	Undertakings of Guarantor

The Guarantor undertakes to the Seller that it will at all times (or will direct the Servicer at all times to) administer and enforce (and exercise its powers and rights and perform its obligations under) the Loans and their Related Security included in the Portfolio in accordance with the Servicing Standard, subject, with respect to the STEP Loans, to the provisions of Article 13 (STEP Plan and Intercreditor Arrangements). The entering into of the Servicing Agreement by the Guarantor will constitute satisfaction of the undertaking in this Section 7.1 (Undertaking of Guarantor).

The Guarantor further undertakes to the Seller and the Bond Trustee that it will (i) comply in all material respects with its obligations under each of the Transaction Documents to which it is a party, and (ii) comply with the CMHC Guide.

7.2	Undertaking of Seller

The Seller undertakes to the Guarantor that, in the event that any Borrower establishes that it has at any time prior to the First Transfer Date or, as the case may be, the relevant Transfer Date, paid to the Seller any amounts in excess of sums due to the Seller as at the relevant date of payment under the Mortgage Terms applicable to that Loan, the Seller will reimburse the Borrower for such overpayment together with any interest, cost or other expense associated therewith. The Seller further agrees to hold the Guarantor harmless against any such claims and to indemnify the Guarantor for any costs, expense, loss or other claim which may arise in connection therewith. Any payment made by the Seller to the Guarantor in discharge of the

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foregoing indemnity will be regarded as a rebate of part of the Purchase Price of the relevant Loan.

7.3              Property Insurance Proceeds

The Seller undertakes to direct the relevant insurer to pay to the Guarantor any insurance payments made under any insurance policy in effect maintained by that Seller covering all risks of physical loss or damage to a Mortgaged Property in respect of a Loan and its Related Security included in the Portfolio which applies if the related Borrower fails to maintain such an insurance policy. The Guarantor (or the Cash Manager on its behalf), will forthwith deposit such insurance proceeds into the GDA Account (or, as applicable, the Standby GDA Account) and credit such insurance proceeds to the Principal Ledger on the GDA Account (or, as applicable, the Standby GDA Account).

Article 8
Representations and Warranties; Repurchase by the SellerS; COVENANTS

8.1	Representations and Warranties of the Seller
(a)	(i)	The Seller hereby makes the Corporate Representations and Warranties set out in Schedule 1 (Representations and Warranties) in respect of itself and hereby makes the Loan Representations and Warranties set out in Schedule 1 (Representations and Warranties) in respect of each Loan and its Related Security in the Initial Portfolio on the First Transfer Date in favour of the Guarantor, the Custodian and the Bond Trustee;
(ii)	The Seller hereby makes the Corporate Representations and Warranties set out in Schedule 1 (Representations and Warranties) in respect of itself and hereby makes the Loan Representations and Warranties set out in Schedule 1 (Representations and Warranties) (as amended from time to time in accordance with Section 8.10 (Amendments, Modification and Waiver of Loan Representations and Warranties)) in respect of each Additional Loan and its Related Security sold by the Seller pursuant to Article 4 (Sale and Repurchase of Additional Loans) of this Agreement, on the relevant Transfer Date in favour of the Guarantor, the Custodian and the Bond Trustee; and
(iii)	The Seller hereby makes the Loan Representations and Warranties set out in Schedule 1 (Representations and Warranties) (as amended from time to time in accordance with Section 8.10 (Amendments, Modification and Waiver of Loan Representations and Warranties)) in respect of each Calculation Date following the making of any Product Switch in respect of the Loan included in the Portfolio to which the Product Switch relates and its Related Security.

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(b)	Each statement in the Representations and Warranties will be construed as a separate statement and (save as expressly provided to the contrary) will not be limited or restricted by reference to or inference from the terms of any other such statement.
(c)	The Seller acknowledges:
(i)	that the Representations and Warranties are made with a view to inducing the Guarantor, the Bond Trustee and the Custodian (as the case may be) either to enter into this Agreement and the other Transaction Documents to which it is a party or to agree to purchase the Loans and their Related Security included in the Initial Portfolio and the Additional Loans and their Related Security in any New Portfolio, respectively;
(ii)	that each of the Guarantor, the Bond Trustee and the Custodian has entered into this Agreement and the other Transaction Documents to which it is a party in reliance upon the Representations and Warranties notwithstanding any information in fact possessed or discoverable by the Guarantor, the Custodian and/or the Bond Trustee or otherwise disclosed to any of them; and
(iii)	that prior to entering into this Agreement and the other Transaction Documents to which each is a party none of the Guarantor, the Custodian or the Bond Trustee has made any enquiries of any matter.
8.2	Remedies

The Guarantor’s and the Bond Trustee’s sole remedy in respect of a breach of any of the Loan Representations and Warranties will be to take action under Section 8.3 (Breach of Loan Representations and Warranties, Additional Loan Advances and Product Switch), provided that nothing herein will limit, restrict or otherwise affect the Guarantor’s rights or remedies arising out of any breach by the Seller or any Other STEP Creditor of any of its obligations set out in Article 13 (STEP Plan and Intercreditor Arrangements).

8.3	Breach of Loan Representations and Warranties, Additional Loan Advances and Product Switch
(a)	In the event of a material breach of any of the Loan Representations or Warranties in respect of any Loan and/or its Related Security included in the Portfolio made under Section 8.1 (Representations and Warranties of the Seller) or if any of the Loan Representations or Warranties proves to be untrue in any material respect, as at the First Transfer Date in the case of the Initial Portfolio or, in the case of any Additional Loans and/or their Related Security as at the relevant Transfer Date, and provided that:
(i)	the Guarantor has given the Seller not less than 20 Toronto Business Days’ notice of such breach or untruth in writing; and

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(ii)	such breach or untruth, where capable of remedy, is not remedied to the reasonable satisfaction of the Bond Trustee within the 20 Toronto Business Day period (or such longer period as the Bond Trustee may in its absolute discretion direct the Guarantor in writing) referred to in Section 8.3(a)(i), then the Guarantor shall serve upon the Seller a Loan Repurchase Notice substantially in the form set out in Schedule 2 (Loan Repurchase Notice) requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by the same Related Security or any part of it whether or not there has been any breach of a Loan Representation and Warranty in respect of such other Loan) in accordance with Section 8.6 (Loan Repurchases).

(b)	If either:
(i)	the Seller accepts a request from a Borrower for a Product Switch in respect of any Loan included in the Portfolio, then, if such Product Switch results in any of the Loan Representations and Warranties not being satisfied in respect of the relevant Loan on the next Calculation Date, or, if subsequent to the sale of a First STEP Loan to the Guarantor, the origination of any related Additional STEP Loan by the Seller would result in any of the Loan Representations and Warranties not being satisfied in respect of any related STEP Loan owned by the Guarantor, or if any Product Switch would give rise to an increased tax liability to the Guarantor, and provided that:
(A)	the Guarantor has given the Seller not less than 20 Toronto Business Days’ notice of such breach or untruth in writing; and
(B)	such breach or untruth, where capable of remedy, is not remedied to the reasonable satisfaction of the Bond Trustee within the 20 Toronto Business Day period (or such longer period as the Bond Trustee may in its absolute discretion direct the Guarantor in writing) referred to in Section 8.3(b)(i), or
(ii)	the Seller accepts a request from a Borrower for an Additional Loan Advance in respect of any Loan included in the Portfolio,

then the Guarantor shall serve upon the Seller a Loan Repurchase Notice substantially in the form set out in Schedule 2 (Loan Repurchase Notice) requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by the same Related Security or any part of it whether or not there has been any breach of any Loan Representation and Warranty or agreement to make an Additional Loan Advance in respect of such other Loan) in accordance with Section 8.6 (Loan Repurchases). With regard to a Product Switch, the Seller will use reasonable commercial efforts to identify and repurchase any Loans that might give rise to increased tax liability before completion of such Product Switch, but if the Seller does not

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repurchase the relevant Loan and its Related Security before such Product Switch gives rise to an increased tax liability to the Guarantor, the Seller will hold the Guarantor harmless against any such increased liability and will indemnify the Guarantor for any costs, expenses, losses or other claims that may arise in connection therewith.

(c)	For purposes of this Section 8.3, any breach of the Loan Representation and Warranty set out in Section 2.3 of Schedule 1 shall be deemed to be a material breach which is not capable of being remedied.
8.4	Offer to Repurchase Loans and Related Security

Prior to the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice or a Guarantor Event of Default and service of a Guarantor Acceleration Notice, the Seller may, from time to time, offer to repurchase any Loan (including a Non-Performing Loan) and its Related Security from the Portfolio for a Purchase Price equal to the Fair Market Value of such Loan. For the purpose of this Section, all STEP Loans made to the same STEP Borrower, which are owned by the Guarantor, will be considered to be a single Loan and must be repurchased together. The Guarantor may accept such offer at its sole discretion by delivering a Loan Repurchase Notice duly signed on behalf of the Guarantor if the Asset Coverage Test is satisfied on a pro forma basis after giving effect to such sale, and the provisions of Section 8.6 (Loan Repurchases) will apply. Amounts paid by the Seller pursuant to such option will be deposited into the GDA Account (or, as applicable, the Standby GDA Account). Any Loans and their Related Security to be purchased under this Section 8.4 will be selected in a manner that would not reasonably be expected to adversely affect the interests of the Covered Bondholders.

8.5	Maturing Loans

The Seller (or an Affiliate of the Seller designated by the Seller, in which case the provisions of this Section 8.5 will apply to such Affiliate mutatis mutandis) may, upon request and subject to the agreement of the Guarantor, at any time prior to the date which is 90 days prior to the related Mortgage Maturity Date (the “Repurchase Date”) and from time to time repurchase any Loan from the Portfolio on the maturity date of such Loan (each, a “Mortgage Maturity Date”) at the greater of (i) Fair Market Value of such Loan at the Mortgage Maturity Date, and (ii) the Repurchase Amount of such Loan, at the Mortgage Maturity Date. For purposes of this Section, (i) all STEP Loans made to the same STEP Borrower which are owned by the Guarantor will be considered to be a single Loan and must be repurchased together, and (ii) where the Guarantor owns more than one STEP Loan made to the same STEP Borrower, and if the respective STEP Loans have different Mortgage Maturity Dates, the Mortgage Maturity Date for all such STEP Loans will be deemed to be the earliest Mortgage Maturity Date of any one of such STEP Loans. If the Seller does not deliver to the Guarantor on or before the related Repurchase Date a written notice specifying the Loans in respect of which it will not exercise such right granted to the Seller pursuant to this Section 8.5 and the Seller does not inform the Guarantor in writing that it cannot repurchase any such Loan, the Seller will repurchase, subject to the agreement of the Guarantor, each such Loan included in the Portfolio on the Calculation Date next following the applicable Mortgage Maturity Date at the greater of (i) Fair Market Value of such Loan at the Mortgage Maturity Date, and (ii) the Repurchase Amount of such Loan at the Mortgage Maturity Date; provided, however that the Seller will not repurchase and

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will not be required to repurchase pursuant to this Section 8.5 any Loan that (i) is or becomes a Non-Performing Loan on its Mortgage Maturity Date, or (ii) is repaid in full on its Mortgage Maturity Date from funding provided to the Borrower under such Loan by a Person other than the Seller (and in the case of STEP Loans to the same STEP Borrower, the Seller will not repurchase and will not be required to repurchase pursuant to this Section 8.5 any such STEP Loans if any one of such STEP Loans is or becomes a Non-Performing Loan on its Mortgage Maturity Date). On the Calculation Date next following the Mortgage Maturity Date on which the Seller purchases such Loan pursuant to this Section 8.5, the Seller will pay to the GDA Account (or, as applicable, the Standby GDA Account) an amount equal to the greater of (i) Fair Market Value of such Loan at the Mortgage Maturity Date, and (ii) the Repurchase Amount for the Loan at the Mortgage Maturity Date (or for STEP Loans to the same STEP Borrower, the Repurchase Amount of such Loans at the earliest Mortgage Maturity Date of such STEP Loans).

Upon the deposit by the Seller to the GDA Account (or, as applicable, the Standby GDA Account) of the amounts required to be paid for all Loans to be repurchased by the Seller on any Calculation Date, all such Loans and Related Security and proceeds thereof will be sold, assigned and transferred to the Seller by the Guarantor without the need for any formal or other instrument or assignment effective as of such Calculation Date, free from the Security created by or pursuant to the Security Agreement and all related rights of the Bond Trustee and the Guarantor in respect thereof. If, in respect of any Loan, the Seller delivers to the Guarantor a notice described in this Section 8.5, the Guarantor informs the Seller that the Seller cannot purchase a Loan under this Section 8.5, or if the Seller fails to deliver such notice and does not remit the amounts required to be paid to the GDA Account (or, as applicable, the Standby GDA Account) as provided herein, the Guarantor may sell or assign such Loan in any manner permitted by law and the Seller will not have any further or other right to purchase such Loan pursuant to this Section 8.5.

8.6	Loan Repurchases

Upon receipt of a Loan Repurchase Notice duly signed on behalf of the Guarantor, the Seller will, pursuant to its obligation or agreement to repurchase the applicable Loans pursuant to Section 8.3 (Breach of Loan Representations and Warranties, Additional Loan Advances and Product Switch), Section 8.4 (Offer to Repurchase Loans and Related Security) or Section 13.2(c), sign and return a copy thereof and will thereby repurchase from the Guarantor, and the Guarantor will thereby re-assign or re-transfer to the Seller the relevant Loan and its Related Security, and upon execution of such Loan Repurchase Notice by the Bond Trustee, such Loan and its Related Security will be re-assigned or re-transferred to the Seller free from the Security created by or pursuant to the Security Agreement and all related rights of the Bond Trustee and the Guarantor in respect thereof without the need for any further action. Completion of such repurchase will take place on the Calculation Date after receipt by the Seller of such Loan Repurchase Notice or such other date as the Guarantor may direct in the Loan Repurchase Notice (provided that the date so specified by the Guarantor will not be later than 90 days after receipt by the Seller of such notice) when the Seller will pay to the GDA Account (or, as applicable, the Standby GDA Account) (or as the Guarantor will direct) an amount equal to (x) in the case of a repurchase pursuant to Section 8.3 (Breach of Loan Representations and Warranties, Additional Loan Advances and Product Switch) or Section 13.2(c), the greater of (i) the aggregate Fair Market Value of such Loans, and (ii) the aggregate Repurchase Amount for such Loans, and (y)

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in any other case, the aggregate Fair Market Value of such Loans, and in each case the provisions of Section 8.7 (Release of Loans and Related Security) will apply.

Notwithstanding the foregoing, in respect of Loans which are the subject of a Loan Repurchase Notice delivered pursuant to the provisions of Section 8.4 (Offer to Repurchase Loans and Related Security) above, the Seller will not be obliged to sign the copy of the Loan Repurchase Notice and the affected Loans will not be repurchased by the Seller hereunder, if the Seller has not agreed to do so pursuant to Section 8.4 (Offer to Repurchase Loans and Related Security) above.

8.7	Release of Loans and Related Security

On the date of completion of any repurchase of a Loan and its Related Security in accordance with Section 8.3 (Breach of Loan Representations and Warranties, Additional Loan Advances and Product Switch), Section 8.4 (Offer to Repurchase Loans and Related Security), Section 8.5 (Maturing Loans) above, or Section 13.2(c), the Bond Trustee and the Guarantor will, at the cost of the Seller, execute and deliver, or cause their respective duly authorized attorneys to execute and deliver, to the Seller any additional documentation necessary to release such Loan and its Related Security from the Security created by or pursuant to the Security Agreement and all related rights of the Bond Trustee and the Guarantor in respect thereof.

8.8	Return of Customer Files

Upon the completion of any purchase, transfer, repurchase or re-transfer of any Loan and its Related Security in accordance with this Article 8, the Seller will cease to be under any further obligation to hold any Customer Files, computer records and files or other documents relating to such Loan or Loans and its or their Related Security on behalf of the Guarantor or the Bond Trustee, and if the Bond Trustee then holds any such Customer Files, computer records and files or other documents, the Bond Trustee will forthwith return them to the Seller. Any such purchase, transfer, repurchase or re-transfer by or to the Seller of a Loan or Loans and its or their Related Security will constitute a discharge and release of the Seller from any claims which the Guarantor or the Bond Trustee may have against the Seller arising from any Representation and Warranty in relation to that Loan or Loans and its or their Related Security only, but will not affect any rights arising from a breach of any other express provision of this Agreement or any Representation and Warranty in relation to any other Loan and other Related Security.

8.9	Notification

Forthwith after the Seller becomes aware of any events which may reasonably give rise to an obligation under this Article 8 to repurchase any Loan from the Portfolio, it will notify the Guarantor, the Custodian and the Bond Trustee in writing thereof as soon as reasonably practicable.

8.10	Amendments, Modification and Waiver of Loan Representations and Warranties

The parties to this Agreement may, with the prior written consent of the Bond Trustee, waive, amend or modify any Loan Representation and Warranty, or include new Loan Representations and Warranties, in each case, including without limitation modifications or

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additions to accommodate the sale of New Loan Types to the Guarantor; provided, however, that any such waiver, amendment or modification that is material shall be subject to satisfaction of the Rating Agency Condition, and notice thereof shall have been provided to CMHC.

Article 9
Further Assurance

9.1	Co-operation

From time to time, each party will do and perform any acts and execute any further instruments which may be required or which may be reasonably requested by any other party to more fully give effect to the purpose of this Agreement.

9.2	Seller Co-operation

The Seller will provide all reasonable co-operation to the Guarantor, the Custodian and the Bond Trustee to enable them to carry out their respective duties and enforce their rights in relation to the Portfolio under the Transaction Documents. Without prejudice to the generality of the foregoing but without limiting any of its obligations hereunder, the Seller will:

(a)	upon reasonable prior notice and during normal office hours, permit the Guarantor, third-party purchasers, the Bond Trustee and their authorized employees and agents and other Persons nominated by the Bond Trustee and approved by the Seller (such approval not to be unreasonably withheld or delayed), to review the Customer Files in relation to the Portfolio (subject to such Person(s) agreeing to keep the same confidential provided that disclosure will be permitted to the professional advisors and auditors of the party to whom such disclosure is made and/or to the extent that such disclosure is required by law or for the purpose of any judicial or other proceedings);
(b)	take all such actions and do all such things as may be necessary for the transfer of Loans and their Related Security sold by it to the Guarantor and to third-party purchasers as provided for hereunder; and
(c)	give promptly all such information and explanations relating to the Loans and their Related Security sold by it to the Guarantor as the Guarantor, the Custodian and/or the Bond Trustee may reasonably request (including a list of such Loans and their Related Security along with details of the location of the Customer Files relating thereto), provided that prior to the occurrence of a Registered Title Event, or any event that triggers any right or obligation of the Guarantor to sell Selected Loans (it being intended that such information and documentation be made available to a third party purchaser, its directors, employees, authorized agents and professional advisors prior to the completion of any such purchase), the Seller will be under no obligation to provide any information or documentation to any Person other than the Guarantor, the Custodian and/or the Bond Trustee or their respective directors, officers, employees, agents and/or professional advisors or allow such Person access to the Customer Files, computer records and files if to

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do so would result in a breach of the applicable Mortgage Terms or any applicable law.

Article 10
Consequences of Breach

10.1	Consequences of Breach

Without prejudice to the rights of the Guarantor under Article 8 (Representations and Warranties; Repurchase by the Seller), the Guarantor, the Custodian and the Bond Trustee severally acknowledge to and agree with the Seller, and the Bond Trustee acknowledges to and agrees with the Guarantor, that the Seller will have no liability or responsibility for any loss or damage for or in respect of any breach of, or any act or omission in respect of, any of its obligations hereunder other than loss or damage directly (and not indirectly or consequentially) suffered by the Guarantor by reason of such breach, act or omission. Without limiting the scope of the foregoing exclusion in respect of indirect or consequential loss or damage, it is further acknowledged and agreed that the Seller will have no liability or responsibility for any indirect or consequential loss or damage suffered by the Guarantor for or in respect of any such breach, act or omission giving rise to a Guarantor Event of Default or enforcement of the Security created by the Security Agreement.

Article 11
Sale of Selected Loans

11.1	Sale of Selected Loans

If: (i) following service of an Asset Coverage Test Breach Notice (which has not been revoked); (ii) following service of a Notice to Pay; (iii) following a breach of the Pre-Maturity Test; (iv) prior to the service of an Asset Coverage Test Breach Notice or a Notice to Pay, a Demand Loan Repayment Event has occurred or the Issuer has demanded that the Demand Loan be repaid, or (v) in the circumstances described in Section 7.1(2) of the Guarantor Agreement, the Guarantor shall sell Selected Loans in accordance with Schedule 9 to the Guarantor Agreement, and provided that the Seller is not in default of any of its obligations hereunder or under any other Transaction Document to which it is a party, the Guarantor will by serving on the Seller a Selected Loan Offer Notice substantially in the form set out in Schedule 4 (Selected Loan Offer Notice), prior to the Guarantor making any offer to sell Selected Loans to other Purchasers, offer immediately to sell to the Seller those Selected Loans in accordance with Schedule 9 of the Guarantor Agreement.

11.2	Selected Loan Offer Notice

If the Seller accepts the Guarantor’s offer to sell the relevant Selected Loans by signing the Selected Loan Offer Notice in a manner indicating acceptance and delivering it to the Guarantor with a copy to the Bond Trustee within 10 Toronto Business Days from and including the date of the Selected Loan Offer Notice and provided that (if an Issuer Event of Default has occurred and is continuing) the Seller has provided a solvency certificate in a form acceptable to the Guarantor and the Bond Trustee (each acting reasonably), the Guarantor will within three

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Toronto Business Days of receipt of such acceptance serve a Selected Loan Repurchase Notice substantially in the form set out in Schedule 5 (Selected Loan Repurchase Notice) on the Seller.

11.3	Sale of Selected Loans to Purchasers

The Guarantor will offer for sale the Selected Loans in respect of which the Seller rejects or fails within the requisite time limit to accept the Guarantor’s offer to sell to Purchasers in the manner and on the terms set out in Article 8 (Asset Coverage Test, Amortisation Test and Sale of Loans) of the Guarantor Agreement.

If the STEP Collateral Mortgage and other Related Security securing a Selected Loan also secures other STEP Loans and/or Other STEP Products, the provisions of Section 3.9 of the Servicing Agreement shall apply to such sale of Selected Loans.

11.4	Selected Loan Repurchase Notice

Upon receipt of the Selected Loan Repurchase Notice duly signed on behalf of the Guarantor, the Seller will promptly sign and return the Selected Loan Repurchase Notice and will repurchase from the Guarantor, and the Guarantor will re-assign or re-transfer to the Seller the Selected Loans (and any other Loan secured or intended to be secured by the same Related Security or any part of it) referred to in the relevant Selected Loan Repurchase Notice and, subject to Section 3.4 (Sale of the Portfolio) of the Security Agreement, upon execution of the Selected Loan Repurchase Notice by the Bond Trustee, such Selected Loans will be re-assigned or re-transferred to the Seller free from the Security created by or pursuant to the Security Agreement and all related rights of the Bond Trustee and the Guarantor in respect thereof without the need for any further action. Completion of such repurchase will take place on the Guarantor Payment Date next occurring after receipt by the Seller of such Selected Loan Repurchase Notice (provided that, where a Notice to Pay has been served, such date is not to be later than the earlier to occur of the date which is (a) 10 Toronto Business Days after receipt by the Guarantor of the returned Selected Loan Repurchase Notice, or (b) the Final Maturity Date of as applicable, the Hard Bullet Covered Bonds or the Earliest Maturing Covered Bonds) and the Seller will pay to the GDA Account (or, as applicable the Standby GDA Account) (or as the Guarantor will direct) an amount in cash equal to the offer price specified in the relevant Selected Loan Repurchase Notice and the provisions of Sections 11.5 (Release of Security and Certain Representations and Warranties) and 11.6 (Selected Loans and Release of Customer Files and Claims) will apply.

11.5	Release of Security and Certain Representations and Warranties

On the date of completion of the repurchase of the Selected Loans in accordance with Sections 11.3 (Sale of Selected Loans to Purchasers) and 11.4 (Selected Loan Repurchase Notice), the Bond Trustee and the Guarantor will at the cost of the Seller execute and deliver, or cause their respective duly authorized attorneys to execute and deliver, to the Purchaser any additional documentation necessary to release such Selected Loans from the Security created by the Security Agreement and all related rights of the Bond Trustee and the Guarantor in respect thereof. In accordance with Article 8 (Asset Coverage Test, Amortisation Test and Sale of Loans) of the Guarantor Agreement, any such sale will not include any representations, warranties or indemnities from the Guarantor or the Seller (or the applicable New Seller) in

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respect of the Loans and the Related Security, except for STEP Loans, in respect of which certain representations and warranties respecting the STEP Plan, the related servicing and priority arrangement and/or the interests of the Seller or related Other STEP Creditor may be reasonably required, in which case the Seller will co-operate in making such representations and warranties to the Purchaser or Purchasers.

11.6	Selected Loans and Release of Customer Files and Claims

Upon such completion of the repurchase of the Selected Loans in accordance with Section 11.4 (Selected Loan Repurchase Notice) above or the sale of Selected Loans to a Purchaser or Purchasers pursuant to Article 8 (Asset Coverage Test, Amortisation Test and Sale of Loans) of the Guarantor Agreement, the Seller will cease to be under any further obligation to hold any Customer Files, computer records and files or other documents relating to the Selected Loans to the order of the Bond Trustee and, if the Bond Trustee holds such Customer Files, computer records and files or other documents, it will send them to the Seller or the Purchaser, as applicable. Any repurchase by the Seller of or in respect of Selected Loans or any sale of Selected Loans by the Guarantor to a Purchaser or Purchasers pursuant to Article 8 (Asset Coverage Test, Amortisation Test and Sale of Loans) of the Guarantor Agreement will constitute a discharge and release of the Seller from any claims which the Guarantor or the Bond Trustee may have against the Seller arising from any Representation and Warranty in relation to the Selected Loans previously sold by the Seller to the Guarantor only but will not affect any rights arising from a breach of any other express provision of this Agreement or any Representation and Warranty in relation to any other Loan and other Related Security.

Article 12
New Sellers

12.1	New Sellers

One or more New Sellers may accede to the Program and sell Loans and their Related Security to the Guarantor. Any such New Seller will accede to this Agreement (or enter into a New Mortgage Sale Agreement) and any other Transaction Documents to which the Seller is a party. The sale of Loans and their Related Security by a New Seller to the Guarantor will be subject to the following conditions:

(i)	each New Seller accedes to such Transaction Documents and enters into such other documents as may be required by the Bond Trustee, the Guarantor and/or the Cash Manager (in each case acting reasonably) to give effect to the addition of a New Seller to the transactions contemplated under the Program;
(ii)	each New Seller accedes to the terms of this Agreement (with such subsequent amendments as may be agreed by the parties thereto) or New Mortgage Sale Agreement, so that it has, in relation to those Loans and their Related Security to be sold by the relevant New Seller, substantially the same rights and obligations as the Seller had in relation to those Loans

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and their Related Security included in the Initial Portfolio under this Agreement;

(iii)	any Loans and their Related Security sold by a New Seller to the Guarantor will be subject to the Loan Representations and Warranties and repurchase obligations set out in Article 8 (Representations and Warranties; Repurchase by the Seller);
(iv)	either (A) the Servicer services the Loans and their Related Security sold by such New Seller to the Guarantor on the terms set out in the Servicing Agreement (with such subsequent amendments as may be agreed by the parties thereto) or (B) each New Seller enters into a servicing agreement with the Guarantor and the Bond Trustee which sets out the servicing obligations of such New Seller in relation to the Loans and their Related Security sold by such New Seller to the Guarantor and which is on terms substantially similar to the terms set out in the Servicing Agreement (provided that the fees payable to the Servicer or such New Seller acting as servicer of such Loans and their Related Security would be determined on or around the date of the accession of such New Seller to the Program);
(v)	the Bond Trustee is satisfied that any accession of a New Seller to the Program will not prejudice the Asset Coverage Test; and
(vi)	the Bond Trustee is satisfied that any modifications to the Transaction Documents in order to accommodate the accession of a New Seller to the Program will not be materially prejudicial to the interests of any of the Covered Bondholders.

If the above conditions are met, the consent of Covered Bondholders will not be required in relation to the accession of a New Seller to the Program.

Article 13
STEP plan and INTERCREDITOR ARRANGEMENTS

13.1	Sale to Guarantor of STEP Loans and STEP LOCs

A STEP Loan that satisfies the Eligibility Criteria and other requirements of the Transaction Documents may be sold as a Loan by the Seller to the Guarantor from time to time pursuant to Section 2.1 (Sale of Initial Portfolio) and Section 4.1 (Sale of Additional Loans). Other STEP Products are not eligible to be sold to the Guarantor, except for STEP LOCs, but only if and at such time as STEP LOCs are approved as a New Loan Type by the Rating Agencies, and, then, only if such STEP LOCs satisfy the Eligibility Criteria and other requirements of the Transaction Documents then in effect. All STEP Accounts, whether or not owned by the Guarantor or the Seller, relating to any STEP Loan sold to the Guarantor hereunder, are subject to and governed by this Article 13 (and corresponding provisions in the Servicing Agreement) at all times, and each of the parties hereto agree to be bound by, and will require each owner of any STEP Loan, the Servicer and each Other STEP Creditor and their respective successors, assigns and

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successors in interest and replacement servicers to be bound hereby and any related Security Sharing Agreement.

13.2	Sale to Guarantor of Additional STEP Loans

With respect to Additional STEP Loans:

(a)	as long as the Guarantor owns the First STEP Loan and/or any other Additional STEP Loans from the same STEP Borrower, then, any other Additional STEP Loans made by the Seller to the same STEP Borrower will not be sold, nor any interest or security therein granted, by the Seller to any other Person than the Guarantor;
(b)	all Additional STEP Loans are to be sold to the Guarantor on or before the 90th day after the date on which each Additional STEP Loan is advanced, subject to such Additional STEP Loans meeting the Eligibility Criteria and other requirements of the Transaction Documents; and
(c)	if the Seller does not sell an Additional STEP Loan to the Guarantor within the time limit specified in Section 13.2(b) (having satisfied all applicable Eligibility Criteria and requirements of the Transaction Documents in regard thereto), (i) the Guarantor will serve a Loan Repurchase Notice on the Seller in accordance with Section 8.6 (Loan Repurchases), requiring the Seller to repurchase all related STEP Loans owned by the Guarantor that have been made to the same STEP Borrower, together with the Guarantor’s right, title and interest in the Related Security in regard to such STEP Loans; and (ii) the Guarantor will not be required to purchase any such related STEP Loans.
13.3	Agreements, Modifications, Amendments to STEP Plan or other Actions

None of the Seller, any Other STEP Creditor or the Servicer will enter into any agreement with a STEP Borrower or make any modification, amendment or waiver of a monetary or non-monetary term of any STEP Account or the related STEP Plan or take or fail to take any other action, if such agreement, modification, amendment, waiver, act or omission would reasonably be expected to result in any material and adverse change in or to any related STEP Loan, the Related Security and/or the priority, enforcement and other provisions applicable to such STEP Loan and Related Security under this Article 13 or otherwise contravene this Article 13, the provisions of the Servicing Agreement or the CMHC Guide. Without limiting the provisions of Section 13.4 (Other STEP Creditors), the Guarantor, the Seller, the Servicer and Other STEP Creditor will observe and abide by the provisions of this Article 13 and the provisions of the Servicing Agreement.

13.4	Other STEP Creditors
(1)	The Seller shall not sell, assign, transfer, pledge, syndicate, hypothecate, contribute, encumber, participate or otherwise dispose of (in this Section 13.4, a “disposition”) any STEP Account that is secured by the related STEP Collateral Mortgage and Related Security with respect to which a related STEP Loan is owned by the Guarantor to any

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person unless and until (A) such Person has entered into a Security Sharing Agreement with the Seller, the Servicer, the Guarantor, the Bond Trustee, the Custodian and any Other STEP Creditor, which Security Sharing Agreement shall (i) require that such party agree to be bound by the provisions of this Article 13 and the related provisions of the Servicing Agreement, and (ii) comply with the requirements of the CMHC Guide, and (B) such Person has delivered a fully executed Release of Security to the Custodian, which Release of Security shall be held by the Custodian in trust, and the use thereof shall be subject to the terms of Section 13.9, and (iii) the Seller shall have delivered to the Custodian, the Bond Trustee, the Guarantor and CMHC an opinion of legal counsel to the Seller confirming that (i) the Security Sharing Agreement is enforceable by the Guarantor against the other parties thereto, and (ii) such Release of Security is valid and enforceable against such Person.

(2)	Without limiting the provisions of this Agreement or any Security Sharing Agreement, each Other STEP Creditor will be required to ensure that any party to whom it may make a disposition of all or any part of its interest in and to a STEP Account retained by it which is secured by the related STEP Collateral Mortgage and Related Security shall (A) shall enter into a Security Sharing Agreement with the Seller, the Servicer, the Guarantor, the Bond Trustee, the Custodian and any Other STEP Creditor, which Security Sharing Agreement shall (i) require that such party agree to be bound by the provisions of this Article 13 and the related provisions of the Servicing Agreement, and (ii) comply with the requirements of the CMHC Guide, and (B) deliver a fully executed Release of Security to the Custodian, which Release of Security shall be held by the Custodian in trust, and the use thereof shall be subject to the terms of Section 13.9, and (iii) deliver to the Custodian, the Bond Trustee, the Guarantor and CMHC an opinion of legal counsel of national repute confirming that (i) the Security Sharing Agreement is enforceable by the Guarantor against the other parties thereto, and (ii) such Release of Security is valid and enforceable against such Person. Upon completion of any such disposition and satisfaction of each of the foregoing requirements, the transferring party will be released from future liability under this Article 13 solely in respect of the transferred interest in the STEP Account (but in respect of the Seller, not in respect of any of its other obligations and liabilities under this Agreement or any other Transaction Documents), but, specifically, the transferring party is not released from any obligation under this Article 13 arising as a result of or prior to such disposition.
(3)	The Seller and each Other STEP Creditor (i) is bound to observe and abide by the provisions of Article 6 (Actions Upon a Registered Title Event and Related Matters) and will take no steps to delay or prevent any of the actions required to be undertaken by any party under Article 6, and (ii) acknowledges and agrees that neither the Seller nor any Other STEP Creditor shall be entitled to be registered on title in respect of any related Mortgaged Property. If reasonably required for purposes of giving effect to the steps and actions to be undertaken in accordance with Article 6 (Actions Upon a Registered Title Event and Related Matters), all such Other STEP Creditors will promptly grant their written consent, take any steps or actions, or join in actions or proceedings, as may be reasonably required to give effect to such steps and actions contemplated in regard to the STEP Loans and Related Security as set out in Article 6.

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(4)	Except as set out in this Article 13 and subject to any related Security Sharing Agreement, the Seller and any Other STEP Creditor may make loans or otherwise extend credit to, and generally engage in any kind of business with, a STEP Borrower, and the Guarantor, the Seller and any Other STEP Creditor may receive payments on other loans or extensions of credit from such STEP Borrower, and otherwise act with respect thereto freely and without accountability in respect of such loans or extensions of credit in the same manner as if this Article 13 and any applicable Security Sharing Agreement were not in effect, provided that any such loans or other credit products are not secured by a STEP Collateral Mortgage or any other Related Security that secures a STEP Loan owned by the Guarantor.
13.5	Priority of STEP Loans and Other STEP Products
(1)	A First STEP Loan and each related Additional STEP Loan with the same STEP Borrower owned by the Guarantor are of equal priority, and no portion of any such STEP Loan will have priority or preference over any portion of any other related STEP Loan. A First STEP Loan and any Additional STEP Loan owned by the Guarantor shall have priority over any Additional STEP Loan owned by the Seller. Any payment (whether principal or interest) or prepayment or other amount received in respect of a First STEP Loan and each related Additional STEP Loan will be distributed to the holders of such STEP Loans in accordance with Section 13.6.
(2)	The Other STEP Products and the right of the Seller or Other STEP Creditors to receive payments of principal, interest and all other amounts thereunder will at all times be junior, subject and subordinated to the STEP Loans made to the same STEP Borrower, and the rights of the holders of the STEP Loans to receive payments of principal, interest and other amounts with respect to such STEP Loans as and to the extent provided in this Article 13.
(3)	If the Seller or any Other STEP Creditor receives any funds that are properly allocable to the related STEP Loan, the Seller or such Other STEP Creditor shall promptly remit same to the Servicer or, if appropriate, the Bond Trustee or as either of them will direct and until it does so, it will hold such monies in trust for the Guarantor in a segregated account.
13.6	Application of Payments and Losses under STEP Accounts
(1)	Prior to a default by a STEP Borrower under any STEP Account, (i) the Guarantor, the Seller, the Servicer and each Other STEP Creditor will follow a STEP Borrower’s instructions as to the allocation of payments between each of the STEP Accounts with such STEP Borrower, and (ii) the Seller and each Other STEP Creditor shall be entitled to provide advice to (but shall not be entitled to direct) the Servicer as to the application of all sums derived from the STEP Accounts owned by it (whether on account of principal, interest or otherwise) and all other dealings with such STEP Accounts (but not, for greater certainty, as to dealings with the related STEP Mortgage).
(2)	Following a default by a STEP Borrower, the Servicer will allocate all monies received from such STEP Borrower and all amounts realised from the enforcement of the security

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held for the STEP Accounts with such STEP Borrower, including all proceeds of insurance, after payment of all STEP Enforcement Costs of the Servicer relating to the STEP Loans (for the purposes of this Section 13.6(2), “indebtedness” in (b) through (e) below includes individual collection and realisation costs of the holder of the applicable Other STEP Product, except to the extent of any of the Guarantor’s costs otherwise included in STEP Enforcement Costs), in the following order of priority:

(a)	first, to pay all indebtedness owing under any STEP Loans owned by the Guarantor, on a pro rata and pari passu basis as amongst such STEP Loans;
(b)	second, to pay all indebtedness owing under any STEP Loans owned by the Seller, on a pro rata and pari passu basis as amongst such STEP Loans
(c)	third, to pay indebtedness owing under any STEP LOC;
(d)	fourth, to pay indebtedness owing under any term loan made to such STEP Borrower under the STEP Plan;
(e)	fifth, to pay indebtedness owing under any credit card issued to such STEP Borrower under the STEP Plan;
(f)	sixth, to pay indebtedness owing under any overdraft protection provided to such STEP Borrower under the STEP Plan; and
(g)	seventh, to pay any excess amount not otherwise applied pursuant to the foregoing (a) through (f) in accordance with the terms of the STEP Plan and as may be required by applicable Law.
(3)	Any losses suffered upon enforcement of security held for STEP Accounts with the same STEP Borrower will be allocated to reduce the outstanding balance indebtedness of such STEP Accounts to zero (but not below zero) in the following order of priority:
(a)	first, to the holders of STEP Accounts in the nature of overdraft protection provided to such STEP Borrower under the STEP Plan;
(b)	second, to the holders of STEP Accounts in the nature of any credit card issued to such STEP Borrower under the STEP Plan;
(c)	third, to the holders of STEP Accounts in the nature of any term loan made to such STEP Borrower under the STEP Plan;
(d)	fourth, to the holders STEP Accounts in the nature of any STEP LOC; and
(e)	fifth, to the STEP Loans held by the Seller, on a pro rata and pari passu basis as amongst such STEP Loans; and
(f)	sixth, to the STEP Loans held by the Guarantor, on a pro rata and pari passu basis as amongst such STEP Loans.

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13.7	STEP Collateral Mortgage and Related Security
(1)	Concurrently with the sale of the First STEP Loan relating to a particular STEP Borrower to the Guarantor, the Seller will transfer and convey to the Guarantor all of its right, title and interest in the Related Security (including its interest in the related STEP Collateral Mortgage (or, in the case of a STEP Loan in Québec, an interest in the related STEP Collateral Mortgage to the extent of the First STEP Loan that is sold to the Guarantor). The Guarantor will hold the Related Security in respect of each STEP Loan sold to the Guarantor as follows: (i) an undivided interest in such Related Security for its own sole and absolute account and benefit, to the extent of all outstanding indebtedness owing under all STEP Loans owned by the Guarantor in respect of the same STEP Borrower from time to time, which undivided interest will have full priority over all other rights, claims and interests relating to other STEP Accounts (other than STEP Enforcement Costs, which shall have the priority specified in Section 13.6(2)); and (ii) subject to the Guarantor’s priority described in item (i) above and the provisions of Sections 13.5 and 13.6, but only to the extent that any such Related Security also secures or otherwise relates to any other STEP Accounts owned by the Seller, an undivided interest in such Related Security, as agent, nominee and bare trustee for the Seller and each Other STEP Creditor from time to time, as their interests may appear, to the extent of all outstanding indebtedness owing under any Additional STEP Loans and Other STEP Products owned by the Seller or such Other STEP Creditors from time to time; provided that, for STEP Loans in the Province of Québec, the Seller will transfer and convey and the Guarantor will solely hold an interest in the Related Security in respect of each STEP Loan sold by the Seller to the extent of all outstanding indebtedness owing under all STEP Loans owned by the Guarantor in respect of the same STEP Borrower from time to time, which interest will have full priority over all other rights, claims and interests relating to other STEP Accounts (other than STEP Enforcement Costs, which shall have the priority specified in Section 13.6(2)). As well, for STEP Loans in the Province of Québec, the Seller and each Other STEP Creditor will retain its interest in the STEP Collateral Mortgage to the extent of the outstanding indebtedness owing under any related STEP Accounts, subject to the foregoing priority provisions in Sections 13.5 (Priority of STEP Loans and Other STEP Products) and 13.6 (Application of Payments and Losses under STEP Accounts) in favour of the Guarantor; provided, however, that at no time shall the Seller or any Other STEP Creditor have a right to be registered on title with respect to the related Mortgaged Property notwithstanding their interest in the STEP Collateral Mortgage and other Related Security.
(2)	With respect to any Mortgaged Property that stands as security for a STEP Loan, in which ownership of such Mortgaged Property is acquired through enforcement proceedings by or on behalf of the Guarantor, the Guarantor will hold such Mortgaged Property in the same manner, to the same extent and on the same basis as it held the STEP Collateral Mortgage and Related Security under Section 13.7(1) mutatis mutandis. Without limiting the foregoing, after payment of any related STEP Enforcement Costs of the Guarantor and operating expenses relating to such Mortgaged Property, all proceeds arising from the ownership, leasing and sale thereof are to be applied and/or distributed and all losses allocated in accordance with the priorities set out in Sections 13.5 (Priority of STEP Loans and Other STEP Products) and 13.6 (Application of Payments and Losses under STEP Accounts) mutatis mutandis.

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13.8	Servicing and Enforcement
(1)	Without limiting any other provision hereof and subject always to the provisions of the Servicing Agreement and the STEP Plan (in each case to the extent not inconsistent with the provisions of this Article 13), the CMHC Guide and this Article 13, the Guarantor or the Servicer on its behalf (prior to the occurrence of a Guarantor Event of Default and the service of a Guarantor Acceleration Notice on the Guarantor), or the Bond Trustee (following the occurrence of a Guarantor Event of Default and the service of a Guarantor Acceleration Notice on the Guarantor) has the sole and exclusive discretion and authority (and no other Person is to have the right to do so, nor will the Servicer be obligated to follow the direction of any other Person in connection with):
(a)	to service and administer the STEP Loans, the related Other STEP Products and the related STEP Collateral Mortgages and Related Security in accordance with this Article 13 and the provisions of the Servicing Agreement, taking into account the respective rights, interests and priorities of the Guarantor, the Seller and any Other STEP Creditors as set forth in this Article 13;
(b)	to modify or waive any of the terms of the STEP Loans and Other STEP Products, the related STEP Collateral Mortgages, the other Related Security to such STEP Loans and Other STEP Products, and the STEP Plan as it relates to such STEP Loans and Other STEP Products and the related Mortgaged Property;
(c)	to vote all claims (including the claims of the Seller and Other STEP Creditors) with respect to the STEP Loans, the related STEP Collateral Mortgages and Other STEP Products in respect of the same STEP Borrower in any bankruptcy, insolvency or other similar proceeding as it may determine in its sole discretion;
(d)	to take any legal action to enforce or protect the Guarantor’s interests with respect to the STEP Loans and Other STEP Products, the related STEP Collateral Mortgages, the other Related Security to such STEP Loans and Other STEP Products and the related Mortgaged Property, or to refrain from exercising any powers or rights under the Related Security and the STEP Plan, with regard to such STEP Loans and Other STEP Products and the related Mortgaged Property, as it may determine in its sole discretion; and
(e)	allocate any monies received by it and otherwise realised from the enforcement of the security for all of the related STEP Accounts and from the same STEP Borrower in accordance with the priority arrangements set out in this Article 13, including the allocation of such monies and any losses to all indebtedness owing under all STEP Accounts with the same STEP Borrower.

In this regard, the Guarantor or the Servicer on its behalf and/or the Bond Trustee may exercise or refrain from exercising any rights and remedies available to it under (i) the STEP Loans sold by such Servicer, as the Seller, to the Guarantor or (ii) the related STEP Collateral Mortgages and the Related Security to such STEP Loans in a manner adverse to the Seller or any Other STEP Creditor and neither the Guarantor nor such Servicer will have any liability to the Seller or any Other STEP Creditor in respect thereof.

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(2)	With respect to STEP Loans, in respect of which the related STEP Collateral Mortgage and Related Security remains as security for Additional STEP Loans and Other STEP Products, after all of the STEP Loans secured by such STEP Collateral Mortgage and Related Security included in the Portfolio are repaid in full, the Servicer will, and is hereby authorized by the Seller and the Guarantor to, in the name of the Seller or the Guarantor, execute a registrable transfer or assignment of the STEP Collateral Mortgage and other Related Security, without representation, warranty or covenant of any kind, except for those usually given by a trustee, into the name of the Seller, for itself and on behalf of any Other STEP Creditor, as applicable, who is the holder of the Additional STEP Loans or Other STEP Products secured by such STEP Collateral Mortgage, and to release the relevant conveyancing deeds and documents and possession and control of the Related Security to the Seller or Other STEP Creditor, as applicable. The Guarantor will have no further obligation or liability under this Article 13 or any Security Sharing Agreement entered into pursuant hereto to any party arising on or after transfer of such STEP Collateral Mortgage and Other Related Security.
(3)	Neither the Seller nor any Other STEP Creditors will make any application to a court, or commence any action, for the partition or sale of a STEP Plan, any STEP Collateral Mortgage, any other Related Security or other related rights, claims or documentation.
(4)	Except for the Servicer, when acting in its capacity as paying agent of any proceeds under a STEP Plan, neither the Guarantor, nor the Seller, nor any other Servicer, will have any fiduciary duty to the Guarantor, the Seller or Other STEP Creditors in connection with the servicing, administration or enforcement of a STEP Collateral Mortgage and the related STEP Accounts, including the matters set out in Section 13.8(1).
(5)	The Seller and Other STEP Creditors irrevocably and unconditionally waive (for themselves and any Persons claiming through them) any and all rights to initiate and direct collection or enforcement proceedings or to service or make any servicing decisions under the STEP Collateral Mortgage in regard to STEP Accounts held by them and any STEP Loan or Other STEP Product owned by them.
(6)	The Seller and Other STEP Creditors will indemnify and save the Guarantor and the Bond Trustee harmless from and against all losses and costs arising from any action or failure to act by the Seller, in its capacity as the Seller or Servicer, or Other STEP Creditor in connection with other STEP Accounts held by the Seller or Other STEP Creditors, as the case may be, that gives rise to a right of set off, deduction or other similar claim by such STEP Borrower against STEP Loans sold by the Seller to the Guarantor.
(7)	It is hereby acknowledged and agreed that nothing in this Agreement will be construed as giving rise to any relationship of agency, save as expressly provided herein, or partnership amongst the Guarantor, the Bond Trustee, the Seller, any Other STEP Creditors or any Servicer and that in fulfilling its obligations hereunder, each party will be acting entirely for its own account.
(8)	For good and valuable consideration and as security for the obligations of the Seller and each Other STEP Creditor in and to any STEP Loan owned by the Seller and Other STEP

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Products owned by the Seller or any Other STEP Creditor, the Seller and Other STEP Creditor hereby appoint the Servicer, as its attorney on its behalf, and in its own or the attorney's name, for the following purposes:

(a)	executing all documents and doing all such acts and things, which, in the reasonable opinion of such Servicer, are necessary or desirable for the efficient provision of the Services under the Servicing Agreement in regard to the STEP Collateral Mortgage and any other Related Security in relation to a STEP Loan owned by the Seller or Other STEP Product owned by the Seller or an Other STEP Creditor, including, making all documents, instruments, consents and assurances under Section 13.8 (Servicing and Enforcement); and
(b)	exercising its rights, powers and discretion under the STEP Collateral Mortgages and/or any other Related Security relating to any STEP Loan and/or Other STEP Products secured by such STEP Collateral Mortgage, provided that, for the avoidance of doubt, such power of attorney will be exercised in accordance with the Servicing Standard. For the avoidance of doubt, the Seller and/or Other STEP Creditor will not be liable or responsible for the acts of such Servicer or any failure by such Servicer to act under or in respect of this power of attorney. The appointment contained herein will be coupled with an interest and will be irrevocable unless and until the termination of the appointment of such Servicer pursuant to Article 18 of the Servicing Agreement upon which the appointments contained in herein will be automatically revoked.

13.9	Security Sharing Arrangement Breach

Any Release of Security delivered to the Custodian hereunder shall be effective only upon the earlier to occur of the following (each, a “Security Sharing Agreement Breach”):

(a)	the party which executed such Release of Security breaches or causes the breach of the requirements set forth in this Article 13 in relation to one or more STEP Loans or Other STEP Products secured by the same STEP Collateral Mortgage and fails to remedy such breach (or re-acquire all related STEP Loans secured by such STEP Collateral Mortgage in accordance with this Agreement) within 60 days (or, after an Issuer Event of Default, 10 Toronto Business days) of receiving notice of the breach;
(b)	the party which executed such Release of Security sells, disposes of or transfers any Other STEP Product secured by the STEP Collateral Mortgage and Related Security relating to a STEP Loan in a manner contrary to Section 13.4(1) or (2), or any Other STEP Product is otherwise sold, disposed of or transferred to any Person unless (A) such Person has entered into a Security Sharing Agreement with the Seller, the Servicer, the Guarantor, the Bond Trustee, the Custodian and any Other STEP Creditor, which Security Sharing Agreement shall (i) require that such Person agree to be bound by the provisions of this Article 13 and the related provisions of the Servicing Agreement, and (ii) comply with the requirements of the CMHC Guide, and (B) such Person has delivered a fully executed Release of

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Security to the Custodian, which Release of Security shall be held by the Custodian in trust, and the use thereof shall be subject to the terms of this Section 13.9, and (iii) the Seller shall have delivered to the Custodian, the Bond Trustee, the Guarantor and CMHC an opinion of legal counsel to the Seller confirming that (i) the Security Sharing Agreement is enforceable by the Guarantor against the other parties thereto, and (ii) such Release of Security is valid and enforceable against such Person; and

(c)	the party which executed such Release of Security challenges the validity, legality or enforceability of any provision contained in this Agreement or any Security Sharing Agreement in relation to any STEP Loan or Other STEP Product secured by the STEP Collateral Mortgage and Related Security relating to a STEP Loan that has been purchased by the Guarantor hereunder.

The Servicer shall provide immediate written notice to the Seller, the Servicer, the Guarantor, the Bond Trustee, the Custodian and any other Person that is a party to the related Security Sharing Agreement upon receiving advice of the occurrence of any Security Sharing Agreement Breach. Upon the request of the Guarantor or the Bond Trustee accompanied by such notice from the Servicer (or such other evidence satisfactory to the Custodian, acting reasonably, of circumstances properly the subject of such notice), the Custodian shall deliver to such party the Release of Security in respect of the Loans and their Related Security that are the subject of the Security Sharing Agreement Breach, provided that the Custodian shall only deliver the Release of Security upon receipt of an opinion confirming it is required by the provisions of this Agreement or any other Security Sharing Agreement to so deliver such Release of Security (which legal opinion may assume or rely upon the accuracy of factual matters set out in the Servicer’s notice or otherwise evidenced), such opinion to be provided by a law firm of national repute that is not, and has not within the three years prior to the date on which any opinion is delivered by such firm, been engaged in connection with the Program (except for the purposes of delivering an opinion of Independent Legal Counsel (as defined in the CMHC Guide) in respect of a the Program) and is not otherwise generally, typically or regularly engaged by any party to this Agreement or any Security Sharing Agreement to provide legal counsel or advice.

13.10	Termination upon Sale of STEP Loans by Guarantor

The provisions of this Article 13 shall no longer apply to all related STEP Loans and Other STEP Products advanced to the same STEP Borrower following (i) the sale of all such related STEP Loans and Other STEP Products to the Seller or any other Person, or (ii) the repayment in full of all amounts owing under or in respect of all such related STEP Loans owned by the Guarantor.

Article 14
CUSTODIAN

14.1	Appointment of Custodian

The Guarantor hereby appoints the Custodian as its custodian with respect to the Custodial Information and all other data, documents and information provided to it hereunder

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and authorizes the Custodian to prepare and execute all such acts, documents, matters and things which the Custodian may deem necessary or advisable to accomplish the purposes of this Agreement and its duties pursuant to this Article 14. The Custodian hereby accepts such appointment.

14.2	Representations, Warranties and Covenants of Custodian

The Custodian hereby represents, warrants and covenants as follows:

(a)	it is a federally chartered institution authorized to act in a fiduciary capacity with respect to valuable documents;
(b)	it possess the necessary experience, qualifications, facilities and other resources to perform its responsibilities as Custodian;
(c)	it will comply with the provisions of , and perform its obligations under, this Agreement, the other Transaction Documents to which it is a party in any capacity, and the CMHC Guide;
(d)	it is and will continue to be good standing with its regulator;
(e)	it is and will continue to be in material compliance with, all Laws applicable to it, and is and will continue to be in material compliance with its internal policies and procedures (including risk management policies), relevant to its duties as Custodian;
(f)	it is equipped with secure, fireproof storage facilities, with adequate controls on access to assure the safety, confidentiality and security of the documents, in accordance with customary standards for such storage facilities;
(g)	it has employees who are knowledgeable in the handling of mortgage and security documents and in the duties of a mortgage and security document custodian;
(h)	it has computer systems that can accept electronic versions of asset details, and be able to transmit that data to CMHC, the Cover Pool Monitor, the Guarantor or its representatives or a replacement Servicer in a form that is generally readable by computer systems;
(i)	it is at arm’s length from, and otherwise independent and not an Affiliate of, each of the Seller;
(j)	it will take all necessary steps to comply with all applicable privacy legislation in connection with any information provided to it hereunder.
14.3	Provision of Documentation to Custodian
(1)	On or prior to the tenth Toronto Business Day following the last day of February, May, August and November of each year, commencing on the first of such dates to occur after the First Transfer Date, the Seller or the Cash Manager, as applicable, shall (i) provide

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updated Custodial Information to the Custodian, and (ii) confirm in writing that it is not aware of any change in Law affecting or reasonably expected to affect the validity or enforceability of any Powers of Attorney previously provided to the Custodian by the Seller pursuant to this Agreement.

(2)	Forthwith upon any change in Law affecting or reasonably expected to affect the validity or enforceability of any Powers of Attorney previously provided to the Custodian by the Seller pursuant to this Agreement, the Seller shall deliver to the Custodian updated irrevocable Powers of Attorney which satisfy the requirements of Section 3.6.8(c) of the CMHC Guide, together with an opinion of legal counsel to the Seller confirming that such Powers of Attorney are sufficient to allow the Guarantor (or a nominee on its behalf) to effect the transfer of registered title to the Loans and Related Security included in the Portfolio. A copy of such opinion shall contemporaneously be delivered to CMHC.
(3)	Upon each anniversary of the Program Date, the Seller shall deliver to the Custodian an opinion of legal counsel to the Seller confirming that the Powers of Attorney previously provided to the Custodian pursuant to Sections 3.1(a)(i), 4.5(a)(ii) or 14.3(2) continue to be valid and enforceable and are sufficient to allow the Guarantor (or a nominee on its behalf) to effect the transfer of registered title to the Loans and Related Security included in the Portfolio. A copy of such opinion shall contemporaneously be delivered to CMHC.
(4)	On the date of each transfer of Loans and their Related Security and/or Substitute Assets from the Guarantor to any Person, the Seller, or the Servicer or the Cash Manager, as applicable, shall deliver to the Custodian for safekeeping (a) Eligible Loan Details, and (b) Substitute Asset Details in respect of the Loans and Related Security and Substitute Assets, if any, transferred by the Guarantor on such date.
(5)	On the date of each transfer of Substitute Assets from the Seller to the Guarantor and on each date on which the Cash Manager makes an investment in Substitute Assets, the Seller or the Cash Manager, as applicable, shall deliver to the Custodian for safekeeping Substitute Asset Details in respect of such Substitute Assets on such date.
(6)	Forthwith upon the occurrence of a Registered Title Event, the Seller or the Cash Manager, as applicable, shall deliver to the Custodian updated Custodial Information in relation to all Loans and Related Security and Substitute Assets included in the Portfolio and, to the extent necessary, any information required to update the Powers of Attorney previously delivered by the Seller to the Custodian, together with documentary evidence of chain of title to such Loans and Related Security and Substitute Assets, together with Registrable Transfers in relation to such Loans and Related Security.

If any of the Loans that have been sold to the Guarantor hereunder were originated in the Province of Québec, upon the earlier of (i) the occurrence of a Registered Title Event, and (ii) a downgrade of the senior long-term rating assigned to the Issuer by one or more of DBRS, Moody’s or Fitch below BBB(high), BBB+ or Baa1, respectively, the Seller will notify the Borrowers (and their guarantors) and deliver Registrable Transfers to the Custodian in relation to each such Loan and hypothecs included in the Québec Purchased

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Assets, make all registrations and generally complete all formalities required under the laws of the Province of Québec in order to render the sale and assignment of the Québec Purchased Assets opposable against the Borrowers (and their guarantors) and all third persons, in accordance with Articles 1641, 1645 and 3003 of the Civil Code of Québec. The Seller will act upon the Guarantor’s instructions under this Section 14.3(7).

(7)	Upon the occurrence of a Servicer Termination Event, the Seller shall deliver to the Custodian in electronic form (where available), or provide the Guarantor reasonable access to, all of its mortgage loan servicing files (and cause each of its Affiliates acting as a servicer of any Loans to similarly deliver or afford reasonable access to all of its mortgage loan servicing files) relating to the Covered Pool Collateral including, in the case of each Loan, affording reasonable access to the Servicing Records for each Loan included in the Portfolio.
(8)	The Seller shall make available to CMHC, upon reasonable request, all Custodial Information that has been provided to the Custodian by the Seller and all such other accounts and records of the Seller relating to the Loans and Related Security included in the Portfolio, as may be required by CMHC to verify compliance by any party to the Transaction Documents with the requirements of the CMHC Guide and Part I.1 of the National Housing Act (Canada).
(9)	The Seller shall make available to the Cover Pool Monitor, upon reasonable request, all data and documentation provided by the Seller to the Custodian hereunder, as may be required for the Covered Pool Monitor to perform its duties under the Covered Pool Monitor Agreement.
14.4	Responsibilities of Custodian

The Custodian shall remain responsible for the data and documents delivered to it in accordance with this Agreement until the earlier of:

(a)	the time of their release to a replacement Custodian (it being acknowledged that the replacement Custodian shall be responsible for the safe transfer of the data and documents to its premises and systems);
(b)	the termination of the Program, whereupon the Custodian shall either (i) release the data and documents to the Seller or as the Seller may direct or (ii) destroy the data and documents in accordance with procedures satisfactory to the Seller, all in accordance with the Seller’s instructions; and
(c)	in relation to a particular Loan or Substitute Asset included in the Portfolio, its disposition by the Guarantor or its maturity, whereupon the Custodian shall either (i) release the particular data and documents related to such Loan or Substitute Asset to the Seller or as it may direct, or (ii) destroy such data and documents in accordance with procedures satisfactory to the Seller, all in accordance with the Seller’s instructions.

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14.5	Resignation, Removal and Replacement of Custodian
(1)	The Custodian may resign at any time upon giving not less than three calendar months’ prior notice in writing to the Guarantor, the Seller and the Bond Trustee without assigning any reason therefor and without being responsible for any Liabilities incurred by reason of such resignation.
(2)	The Guarantor may, at any time, but subject to the prior written consent of the Bond Trustee (if the Custodian is not the Bond Trustee), terminate the appointment of the Custodian hereunder upon providing the Custodian with at least 60 days’ prior written notice, provided that, subject to Section 14.5(3) below, such termination may not be effected unless and until a replacement approved by the Bond Trustee, acting reasonably, has been found by the Guarantor which agrees to perform the duties (or substantially similar duties) of the Custodian set out in this Agreement. Notwithstanding the foregoing, the Guarantor may unilaterally remove the Custodian by notice to the Custodian and the Issuer in the event of a default by the Custodian in the performance or observance of its covenants and obligations, or a breach by the Custodian of its representations and warranties, respectively, under Section 14.2.
(3)	Notwithstanding the foregoing, except when removed as a result of a default by the Custodian in the performance or observance of its covenants and obligations, or a breach by the Custodian of its representations and warranties, respectively, under Section 14.2, where such removal shall be effective immediately, the resignation or removal of the Custodian will not become effective unless a replacement Custodian has been appointed which has agreed to the terms of this Agreement and with respect to which appointment the Rating Agency Condition has been satisfied. The Guarantor covenants that, in the event of a Custodian giving notice under Section 14.5(1) or being removed as referred to in Section 14.5(2), it will use all commercially reasonable endeavours to procure a new Custodian to be appointed as soon as reasonably practicable thereafter. If within 60 days of having given notice of its intention to retire, no appointment of such replacement Custodian has become effective, the outgoing Custodian will be entitled to appoint its successor; provided that such successor will agree to the terms of this Agreement and that the Rating Agency Condition shall have been satisfied in respect of such appointment.
(4)	Upon any termination or resignation of the Custodian hereunder, the Guarantor shall provide notice to CMHC of such termination or resignation and of the Custodian’s replacement contemporaneously with the earlier of (i) notice of such termination or resignation and replacement to a Rating Agency, (ii) notice of such termination or resignation and replacement being provided to or otherwise made available to Covered Bondholders, and (iii) five (5) Toronto Business Days following such termination or resignation and replacement (unless the replacement Custodian has yet to be identified at that time, in which case notice of the replacement Custodian may be provided no later than ten (10) Toronto Business Days thereafter). Any such notice shall include (if known) the reasons for the termination or resignation of the Custodian, and all information relating to the replacement Custodian required by the CMHC Guide to be provided to CMHC in relation to the Custodian and this Agreement, including without limitation a revised and amended copy of this Agreement with such replacement.

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(5)	Any replacement Custodian appointed hereunder shall satisfy the requirements of the CMHC Guide applicable to custodians.
14.6	Remuneration; Costs and Expenses; Liability and Indemnification
(1)	The parties to this Agreement acknowledge and agree that the Custodian acts hereunder as a custodian only and (i) shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any materials deposited with it, for the form or execution of such instruments, for the identity, authority or right of any Person or party executing or depositing such instruments or for determining or compelling compliance therewith, and shall not otherwise be bound thereby; (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Custodian; (iii) shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is formally given to the Custodian, and unless it is indemnified and funded, in a manner satisfactory to it, against such expense or liability; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for determining the accuracy thereof; (v) may employ and consult legal counsel satisfactory to it, including in-house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel; and (vi) shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.
(2)	The Custodian may employ such counsel, accountants, appraisers, other experts, agents, agencies and advisors as it may reasonably require for the purpose of discharging its duties under this Agreement, and the Custodian may act and shall be protected in acting in good faith on the opinion or advice or on information obtained from any such parties and shall not be responsible for any misconduct on the part of any of them. The reasonable costs of such services shall be added to and be part of the Custodian’s fee hereunder.
(3)	The Custodian shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.
(4)	No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability in the performance of its duties or the exercise of any of its rights or powers unless indemnified as provided for herein, other than as a result of its own negligence or bad faith.

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(5)	The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own negligence or bad faith.
(6)	The Issuer shall pay to the Custodian as consideration for its services provided pursuant to this Agreement an annual fee of such amount as may be agreed to from time to time by the parties hereto payable on the date hereof and thereafter at least 30 days prior to each anniversary of the date hereof.
(7)	The Seller shall pay the costs and expenses of the Custodian’s services hereunder, and the costs and expense reasonably incurred by the Custodian in connection with the administration of its duties created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder and covered by the remuneration, including without limitation, all out-of-pocket expenses and disbursements incurred or made by the Custodian in the administration of its services and duties created hereby (including the reasonable fees and disbursements of its legal counsel and other outside advisors required for discharge of its duties hereunder).
(8)	The Seller hereby agrees to indemnify the Custodian and its officers, directors, employees, agents, successors and assigns and hold it and them harmless from and against any loss, fee, claim, demand, penalty, liability, damage, cost and expense of any nature incurred by the Custodian and its officers, directors, employees, agents, successors and assigns arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to, reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim of liability, unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Custodian’s or its officers’, directors’, employees’, agents’, successors’ or assigns’ negligence or bad faith. The foregoing indemnification and agreement to hold harmless shall survive the resignation or removal of the Custodian or the termination of this Agreement.
(9)	The Custodian accepts the duties and responsibilities under this Agreement as agent, and no trust is intended to be, or is or will be, created hereby and the Custodian (in such capacity) shall owe no duties hereunder as trustee.

Article 15
Non-Merger

15.1	Non-Merger

Any term of this Agreement to which effect is not given on the First Transfer Date or on any Transfer Date (including in particular, but without limitation, the liability of the Seller under the Representations and Warranties and the indemnity in Section 7.2 (Undertaking of Seller) and the provisions of Article 4 (Sale and Purchase of Additional Loans)) will not merge and will remain in full force and effect notwithstanding the sale and purchase contemplated by this Agreement.

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Article 16
NO AGENCY OR PARTNERSHIP

16.1	No Agency or Partnership

It is hereby acknowledged and agreed by the parties that nothing in this Agreement will be construed as giving rise to any relationship of agency, save as expressly provided herein, or partnership between the parties and that in fulfilling its obligations hereunder, each party will be acting entirely for its own account.

Article 17
Payments

17.1	Payments

Except as otherwise specifically provided, all payments to be made pursuant to this Agreement will be made in Canadian Dollars in immediately available funds without exercising or seeking to exercise any right of set-off, abatement or deduction as may otherwise exist and will be deemed to be made when they are received by the payee and will be accounted for accordingly unless failure to receive any payment is due to an error by the payee’s bank.

Article 18
Amendments, Variation and Waiver

18.1	Amendments, Variation and Waiver

Subject to the terms of the Security Agreement, any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement. No waiver of this Agreement will be effective unless it is in writing and signed by (or by some Person duly authorized by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement will constitute a waiver or preclude any other or further exercise of that or any other right. Each proposed amendment, variation or waiver of rights under this Agreement that is considered by the Guarantor to be a material amendment, variation or waiver, will be subject to satisfaction of the Rating Agency Condition. The Guarantor will deliver notice to the Rating Agencies from time to time of any amendment, variations or waivers with respect to which satisfaction of the Rating Agency Condition is not required, provided that failure to deliver such notice will not constitute a breach of the obligations of the Guarantor under this Agreement. The Guarantor will deliver notice to CMHC from time to time of any amendment, variations or waivers which are material, provided that failure to deliver such notice will not constitute a breach of the obligations of the Guarantor under this Agreement.

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Article 19
NOTICES AND OPINION DELIVERY

19.1	Notices

Any notices to be given pursuant to this Agreement to any of the parties hereto will be in writing and will be sufficiently served if sent by prepaid registered mail, by hand or by e-mail or facsimile transmission and will be deemed to be given (in the case of facsimile transmission) when despatched, (in the case of registered mail) when it would be received in the ordinary course of the mail, or (in the case of e-mail) upon confirmation of receipt thereof, and will be sent:

(a)	in the case of the Seller, to The Bank of Nova Scotia, Scotia Plaza, 44 King Street West, Toronto, ON M5H 1H1 (facsimile number 416-945-4001) for the attention of the Managing Director, Alternate Funding, e-mail: jake.lawrence@scotiabank.com;
(b)	in the case of the Guarantor, to Scotiabank Covered Bond Guarantor Limited Partnership, c/o The Bank of Nova Scotia, Scotia Plaza, 44 King Street West, Toronto, ON M5H 1H1 (facsimile number 416-945-4001) for the attention of the Managing Director, Alternate Funding, e-mail: jake.lawrence@scotiabank.com; and
(c)	in the case of the Bond Trustee or the Custodian, to Computershare Trust Company of Canada, 100 University Avenue, 11th Floor, North Tower, Toronto, ON M5J 2Y1 (facsimile number (416) 981-9777) for the attention of Manager, Corporate Trust, E-mail: corporatetrust.toronto@computershare.com, or to such other physical or e-mail address or facsimile number or for the attention of such other Person as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Article 19.

19.2	Delivery of Opinions

Any opinion delivered hereunder to any party shall also be delivered to each of DBRS and Fitch.

Article 20
Assignment

20.1	Assignment

Subject always to the provisions of Article 13 (STEP Plan and Intercreditor Arrangements) and Section 20.2 (Assignment under Security Agreement), no party hereto will be entitled to assign all or any part of its rights or obligations hereunder to any other party without the prior written consent of each of the other parties hereto (which will not, if requested, be unreasonably withheld or delayed or made subject to conditions) save that the Guarantor will be entitled to assign whether by way of security or otherwise all or any of its rights under this Agreement and all or any of its interest in the Loans and their Related Security without such consent

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to the Bond Trustee pursuant to the Security Agreement and the Bond Trustee may at its sole discretion assign all or any of its rights under or in respect of this Agreement and all or any of its interest in the Loans and their Related Security without such consent in exercise of its rights under the Security Agreement.

20.2	Assignment under Security Agreement

The Seller acknowledges that on the assignment pursuant to the Security Agreement by the Guarantor to the Bond Trustee of the Guarantor’s rights under this Agreement, the Bond Trustee may enforce such rights in the Bond Trustee’s own name without joining the Guarantor in any such action (which right the Seller hereby waives) and the Seller hereby waives as against the Bond Trustee any rights or equities in its favour arising from any course of dealing between the Seller and the Guarantor.

Article 21
Bond Trustee

21.1	Change of Bond Trustee

If there is any change in the identity of the Bond Trustee or an additional Bond Trustee is appointed, the remaining Bond Trustee and/or the retiring Bond Trustee, the Seller and the Guarantor will execute such documents with any other parties to this Agreement and take such actions as such new Bond Trustee may reasonably require for the purposes of vesting in such new Bond Trustee the rights of the Bond Trustee under this Agreement and under the Security Agreement and while any of the Covered Bonds remain outstanding will give notice thereof to the Rating Agencies.

21.2	Limitation of Liability of Bond Trustee

It is hereby acknowledged and agreed that by its execution of this Agreement, the Bond Trustee will not assume or have any obligations or liabilities to the Seller or the Guarantor under this Agreement notwithstanding any provision herein and that the Bond Trustee has agreed to become a party to this Agreement for the purpose only of taking the benefit of this Agreement and agreeing to amendments to this Agreement pursuant to Article 18 (Amendments, Variation and Waiver). For the avoidance of doubt, the parties to this Agreement acknowledge that the rights and powers of the Bond Trustee are governed by the Security Agreement. Any liberty or right which may be exercised or determination which may be made under this Agreement by the Bond Trustee may be exercised or made in the Bond Trustee’s absolute discretion, without any obligation to give reasons therefor, and the Bond Trustee will not be responsible for any liability occasioned by so acting, except if acting in breach of the standard of care set out in Section 11.1 (Standard of Care) of the Security Agreement.

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Article 22
LIMITATION OF LIABILITY

22.1	Limitation of Liability

Scotiabank Covered Bond Guarantor Limited Partnership is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital.

Article 23
Non-Petition Covenant

23.1	Non-Petition Covenant

The Seller covenants and agrees that it will not institute against, or join any other party in instituting against, the Guarantor, or any general partner of the Guarantor, any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal, provincial or foreign bankruptcy, insolvency or similar law, for one year and one day after all Covered Bonds have been repaid in full. The foregoing provision will survive the termination of this Agreement by any party.

Article 24
Governing Law

24.1	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

24.2	Submission to Jurisdiction

Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement.

Article 25
EXECUTION IN COUNTERPARTS

25.1	Execution in Counterparts

This Agreement may be executed in any number of counterparts (manually or by facsimile or in pdf format) and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same instrument.

[The remainder of this page left intentionally blank]

47

IN WITNESS WHEREOF the parties hereto have executed on the day and year first before written.

THE BANK OF NOVA SCOTIA, as Seller, as Servicer and as Cash Manager

By:	/s/ Ian Berry
Name: Ian Berry
Title: Managing Director and Head, Funding and Liquidity Management

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its Managing GP SCOTIABANK COVERED BOND GP INC.

By:	/s/ Jake Lawrence
Name: Jake Lawrence
Title: President and Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee and Custodian

By:	/s/ Sean Piggot
Name: Sean Piggot
Title: Corporate Trust Officer

By:	/s/ Stanley Kwan
Name: Stanley Kwan
Title: Corporate Trust Officer

48

FOR GOOD AND VALUABLE CONSIDERATION (the receipt and sufficiency of which are hereby acknowledged), the undersigned hereby acknowledge and agree to the limitations set out in Section 4.13 of this Agreement as of the date first above written.

8429057 CANADA INC.

By:	/s/ Stuart Swartz
Name: Stuart Swartz
Title: President
By:	/s/ Charles Eric Gauthier
Name: Charles Eric Gauthier
Title: Vice-President

SCOTIABANK COVERED BOND GP INC.

By:	/s/ Jake Lawrence
Name: Jake Lawrence
Title: President and Secretary

SCHEDULE 1
Representations and Warranties

1.	Corporate Representations and Warranties
1.1	The Bank is a Canadian chartered bank under the Bank Act and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.
1.2	The Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Mortgage unenforceable by it, the Guarantor, the Bond Trustee or a Purchaser, as applicable, or would have a material adverse effect on the Guarantor’s rights hereunder.
1.3	The execution and delivery of this Agreement and each of the documents, agreements or instruments to be executed and delivered hereunder by the Seller, and the performance by the Seller of its obligations hereunder and thereunder, have been duly authorized by it by all necessary corporate action on its part and are enforceable against it in accordance with their terms.
1.4	The execution and delivery by the Seller of this Agreement and each of the documents, agreements or instruments to be executed and delivered hereunder, the performance of the transactions contemplated hereunder and thereunder, and the fulfilment of the terms hereof and thereof applicable to it, will not (i) conflict with or violate its constating documents or by-laws, any resolution of the board of directors (or any committee thereof) or shareholders of the Bank or any Law applicable to it, or (ii) conflict with, or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound.
1.5	There are no proceedings or investigations, pending or, to the best of the knowledge of the Seller, threatened against it before any Governmental Authority: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect the performance by it of its obligations under this Agreement; or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.
1.6	All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the execution and delivery by it of this Agreement and the performance of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.
1.7	The Seller is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

1.8	The Seller is a member of the Scotiabank Group.
1.9	None of the transactions contemplated hereunder require compliance with any applicable bulk sales legislation.
2.	Loan Representations and Warranties
2.1	The Seller is the legal and beneficial owner of the Loans and their Related Security to be sold to the Guarantor;
2.2	Each Loan was originated by the Seller in the ordinary course of business (and kept on the Seller’s books for a minimum of one month prior to the Cut-off Date);
2.3	Each Loan satisfies the Eligibility Criteria and is an “Eligible Loan” as defined in the CMHC Guide from time to time;
2.4	The Mortgage Terms for the Loan expressly permit its assignment without the consent of the mortgagor;
2.5	No Loan has a remaining amortisation period of more than 50 years as at the relevant Cut-off Date;
2.6	All of the Borrowers are individuals or have guarantees from individuals for the Loans (which guarantees and any security related to such guarantees are assignable and will be sold, transferred and assigned to the Guarantor as Related Security for the Loans in accordance with the terms of the Mortgage Sale Agreement);
2.7	The Outstanding Principal Balance on each Loan is secured by a Mortgage over residential property;
2.8	The Outstanding Principal Balance on each Loan constitutes a legal, valid, binding and enforceable debt due to the Seller from the relevant Borrower and, if applicable, guarantor and the terms of each Loan and its related Mortgage constitute valid and binding obligations of the relevant Borrower and, if applicable, guarantor enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;
2.9	Other than (i) registrations in the appropriate land registry or land titles offices in respect of the sale, transfer and assignment of the relevant Loans from the Seller to the Guarantor pursuant to the Mortgage Sale Agreement, (ii) the provision to Borrowers under the related Loans or the obligors under their Related Security of actual notice of the sale, transfer and assignment thereof to the Guarantor, (iii) the notices to the Borrowers (and their guarantors) provided for in Articles 1641 and 1645 of the Civil Code of Québec in respect of the sale and assignment of the Québec Loans to the Guarantor, and (iv) registrations and the other formalities provided for in Article 3003 of the Civil Code of Québec in respect of the transfer of the hypothecs to the Guarantor for Mortgaged Properties located in the Province of Québec, all material filings,

3

recordings, notifications, registrations or other actions under all applicable laws have been made or taken in each jurisdiction where necessary or appropriate (and where permitted by applicable law) to preserve, perfect and protect the Guarantor’s legal and beneficial ownership interest in and rights to collect any and all of the related Loans and their Related Security being purchased on the relevant Transfer Date, including the right to service and enforce such Loans and their Related Security;

2.10	There is no requirement in order for a sale, transfer and assignment of the Loans and their Related Security to be effective to obtain the consent of a Borrower or any other Person to such sale, transfer or assignment and such sale, transfer and assignment will not give rise to any claim by a Borrower against the Guarantor, the Bond Trustee or any of their successors in title or assigns;
2.11	All of the Mortgaged Properties are situated in Canada;
2.12	Not more than 12 months (or such longer period as would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market) prior to the granting of each Loan (or in the case of any STEP Loan, prior to the granting of the relevant First STEP Loan), the Seller obtained information on the relevant Mortgaged Property from an independently-maintained valuation model that would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market, or received a Valuation Report on the relevant Mortgaged Property that would be, and the contents or confirmation, as applicable, of which would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market or obtained such other form of valuation of the relevant Mortgaged Property which has satisfied the Rating Agency Condition;
2.13	Prior to the taking of Related Security in respect of each Loan, the Seller either instructed lawyers or a notary to conduct a search of title to the relevant Mortgaged Property and to undertake such other searches, investigations, enquiries and actions on behalf of the Seller as would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market (and the Seller was satisfied with the results of same) or the relevant Borrower was required as a condition to granting the relevant Loan to obtain a lender’s title insurance policy in respect of the relevant Mortgaged Property from an insurer as would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market;
2.14	Each Loan contains a requirement that the relevant Mortgaged Property be covered by an insurance policy maintained covering all risks of physical loss or damage that would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market;
2.15	All of the Mortgaged Properties are covered by an insurance policy maintained by the Seller covering all risks of physical loss or damage which applies when a Borrower fails to maintain such an insurance policy on the relevant Mortgaged Property that would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market and, so long as such policy (or equivalent replacement policy) is maintained by the Seller, such policy (or replacement policy) will apply to the Mortgaged Properties following the sale of the related Loan to the Guarantor;

4
2.16	Except as otherwise approved by the Rating Agencies in connection with the approval of a New Loan Type, the principal amount of each Loan is fully advanced and there is no requirement for future advances thereunder;
2.17	As a warranty only, there are no claims under applicable Laws of any Person having supplied work or materials to a Mortgaged Property that would have a material and adverse effect on the priority of the related Mortgage;
2.18	The Seller has, since the making of each Loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such Loans;
2.19	There are no governmental authorizations, approvals, licences or consents required for the Seller to enter into or to perform their obligations under the Mortgage Sale Agreement or to make the Mortgage Sale Agreement legal, valid, binding, and enforceable against the Seller and admissible in evidence; and
2.20	No documentation relating to such Loan or Related Security is missing or incomplete in any material respect that has a material adverse impact on the realisable value of the relevant Mortgaged Property.
2.21	The Lending Criteria is consistent with the criteria that would be used by reasonable and prudent institutional mortgage lenders in the Seller’s market.
2.22	If such Loan is not an Additional STEP Loan, as at the Transfer Date immediately prior to the transfer by the Seller to the Guarantor of such Loan and the Related Security for such Loan, such Loan and each other loan (including any Other STEP Product) secured by the same mortgage, if any, are owned by the Seller.

SCHEDULE 2
Loan Repurchase Notice

To:	THE BANK OF NOVA SCOTIA (the “Seller”)
From:	SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP (the “Guarantor”)

1.	It is hereby agreed that for the purpose of this notice, the “Mortgage Sale Agreement” will mean the amended and restated mortgage sale agreement dated as of January 7, 2014 made between the Seller, the Guarantor, the Bond Trustee and the Custodian (as the same may be or have been amended, restated or supplemented from time to time with the consent of those parties).
2.	Save where the context otherwise requires, words and expressions in this notice will have the same meanings respectively as when used in the Mortgage Sale Agreement.
3.	In accordance with Section 8.6 (Loan Repurchases) of the Mortgage Sale Agreement, upon receipt of this Loan Repurchase Notice by the Seller there will exist between the Seller, the Guarantor, the Bond Trustee and [any Other STEP Creditor] an agreement (the “Agreement for Sale”) for the sale, transfer, assignment and conveyance by the Guarantor to the Seller of the Loans and their Related Security more particularly described in the Annex hereto free and clear of the Security created by or pursuant to the Security Agreement and all related rights of the Bond Trustee, the Guarantor and [any Other STEP Creditor] in respect thereof. Completion of such sale will take place on ● 20●.
4.	The Agreement for Sale will incorporate, mutatis mutandis, the relevant provisions of the Mortgage Sale Agreement.

[The remainder of this page left intentionally blank]

Dated ●, 20●.

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its Managing GP SCOTIABANK COVERED BOND GP INC.
By:
Name: Title:
By:
Name: Title:

[On triplicate]

We hereby acknowledge receipt of and confirm and agree to the contents of the Loan Repurchase Notice dated ●, 20●.

THE BANK OF NOVA SCOTIA
By:
Name: Title:

By:
Name: Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee, on its own behalf and on behalf of [each Other STEP Creditor]
By:
Name: Title:
By:
Name: Title:

Annex

[List of Loans with appropriate details.]

schedule 3
Additional Loan Notice

To:	SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP (the “Guarantor”)
From:	THE BANK OF NOVA SCOTIA (the “Seller”)
1.	It is hereby agreed that for the purpose of this notice, the “Mortgage Sale Agreement” will mean the amended and restated mortgage sale agreement dated as of January 7, 2014 made between the Seller, the Guarantor, the Bond Trustee and the Custodian (as the same may be or have been amended, restated or supplemented from time to time with the consent of those parties).
2.	Save where the context otherwise requires, words and expressions in this notice will have the same meanings respectively as when used in the Mortgage Sale Agreement.
3.	In accordance with and subject to Section 4.1 (Sale of Additional Loans) of the Mortgage Sale Agreement, upon receipt by the Seller of this notice signed by the Guarantor, there will exist between the Seller and the Guarantor an agreement (the “Agreement for Sale”) for the sale by the Seller to the Guarantor of the Additional Loans and their Related Security more particularly described in the Annex hereto (other than any Additional Loans and their Related Security which have been redeemed in full prior to completion). Completion of such sale will take place on ● 20●.
4.	The Agreement for Sale will incorporate, mutatis mutandis, the relevant provisions of the Mortgage Sale Agreement subject to any amendment as may be agreed between the parties to the Agreement for Sale provided the parties to such agreement have substantially the same rights and obligations as under the Mortgage Sale Agreement.

[The remainder of this page left intentionally blank]

Dated ● 20●.

THE BANK OF NOVA SCOTIA
By:
Name: Title:

By:
Name: Title:

[On duplicate:]

We hereby acknowledge receipt of the Additional Loan Notice dated ●, 20●, and confirm that we are prepared to purchase Additional Loans as set out in that notice.

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its Managing GP SCOTIABANK COVERED BOND GP INC.
By:
Name: Title:

By:
Name: Title:

Annex

[List of Loans and their Related Security with appropriate details.]

schedule 4
Selected Loan Offer Notice

To:	THE BANK OF NOVA SCOTIA (the “Seller”)
From:	SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP (the “Guarantor”)

It is hereby agreed that for the purpose of this notice, the “Mortgage Sale Agreement” will mean the amended and restated mortgage sale agreement dated as of January 7, 2014 made between the Seller, the Guarantor, the Bond Trustee and the Custodian (as the same may be or have been amended, restated or supplemented from time to time with the consent of those parties).

Save where the context otherwise requires, words and expressions in this notice will have the same meanings respectively as when used in the Mortgage Sale Agreement.

In accordance with and subject to Article 11 (Sale of Selected Loans) of the Mortgage Sale Agreement we make an offer to you on the following terms:

1.	This Selected Loan Offer Notice constitutes an offer to sell the Selected Loans more particularly described in the Schedule hereto to you at the offer price of $● payable in cash on the earlier to occur of the date which is (a) ten (10) Toronto Business Days after receipt by the Guarantor of the returned Selected Loan Repurchase Notice or (b) the Final Maturity Date of the Earliest Maturing Covered Bonds on the terms set out in Article 11 (Sale of Selected Loans) of the Mortgage Sale Agreement.
2.	This offer is capable of acceptance by you within ten (10) Toronto Business Days from and including the date of this Selected Loan Offer Notice. If you do not accept this offer, we intend to sell the Selected Loans to a third party or third parties.
3.	This Selected Loan Offer Notice will incorporate, mutatis mutandis, the relevant provisions of the Mortgage Sale Agreement, including, without limitation, the requirement that the Security created by or pursuant to the Security Agreement and all related rights of the Bond Trustee, the Guarantor and any Other STEP Creditors be released in respect of the Selected Loans more particularly described in the Schedule hereto.

You may accept this offer to you by signing the duplicate of this Selected Loan Offer Notice in a manner indicating acceptance and delivering it to the Guarantor with a copy to the Bond Trustee.

We refer you to the Mortgage Sale Agreement as to your rights, and the consequences of failure to accept this offer in time or at all or of doing so in a manner other than that specified in the Mortgage Sale Agreement.

Dated ● 20●.

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its Managing GP SCOTIABANK COVERED BOND GP INC.
By:
Name: Title:
By:
Name: Title:

We accept the offer contained in this Selected Loan Offer Notice and hereby accept the sale, transfer and assignment of the Selected Loans by the Guarantor to us.

Dated ● 20●.

THE BANK OF NOVA SCOTIA
By:
Name: Title:
By:
Name: Title:

schedule

[List Selected Loans]

schedule 5
Selected Loan Repurchase Notice

To:	THE BANK OF NOVA SCOTIA (the “Seller”)
From:	SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP (the “Guarantor”)
1.	It is hereby agreed that for the purpose of this notice, the “Mortgage Sale Agreement” will mean the amended and restated mortgage sale agreement dated as of January 7, 2014 made between the Seller, The Bank of Nova Scotia, the Guarantor, the Custodian and the Bond Trustee (as the same may be or have been amended, restated or supplemented from time to time with the consent of those parties).
2.	Save where the context otherwise requires, words and expressions in this notice will have the same meanings respectively as when used in the Mortgage Sale Agreement.
3.	In accordance with Article 11 (Sale of Selected Loans) of the Mortgage Sale Agreement, upon receipt of this Selected Loan Repurchase Notice by the Seller there will exist between the Seller, the Guarantor, the Bond Trustee and [any Other STEP Creditor] an agreement (the “Agreement for Sale”) for the sale by the Guarantor to the Seller of the Selected Loans more particularly described in the Schedule hereto free and clear of the Security created by or pursuant to the Security Agreement and all related rights of the Bond Trustee, the Guarantor and [any Other STEP Creditor] in respect thereof. Completion of such sale will take place on ● 20● and the price payable by the Seller for the Selected Loans more particularly described in the Schedule hereto will be $●.
4.	The Agreement for Sale will incorporate, mutatis mutandis, the relevant provisions of the Mortgage Sale Agreement.

[The remainder of this page left intentionally blank]

Dated ● 20●.

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its Managing GP SCOTIABANK COVERED BOND GP INC.
By:
Name: Title:
By:
Name: Title:

[On triplicate]

We hereby acknowledge receipt of and confirm and agree to the contents of the Selected Loan Repurchase Notice dated ● 20●.

Dated ● 20●.

THE BANK OF NOVA SCOTIA
By:
Name: Title:
By:
Name: Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee, on its own behalf and on behalf of [each Other STEP Creditor]
By:
Name: Title:
By:
Name: Title:

schedule

[List Selected Loans]

SCHEDULE 6
FORM OF SELLER ASSIGNMENT

THIS ASSIGNMENT made this ● day of ●, 20●.

BETWEEN:

THE BANK OF NOVA SCOTIA, a bank named in Schedule I to the Bank Act,

- and -

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario, by its Managing GP SCOTIABANK COVERED BOND GP INC., (in its capacity as the Guarantor)

WHEREAS The Bank of Nova Scotia, as Seller, the Guarantor, the Custodian and the Bond Trustee have entered into the Mortgage Sale Agreement.

NOW THIS AGREEMENT WITNESSES that in consideration of the premises and for valuable consideration the parties hereto covenant and agree as follows:

(1)	Defined Terms

The Amended and Restated Master Definitions and Construction Agreement made between the parties to the Transaction Documents on September 24, 2013 (as the same may be amended, restated and/or supplemented from time to time, with the consent of the parties thereto) (the “Master Definitions and Construction Agreement”) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Agreement (as so amended, restated and/or supplemented) will, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement will be construed in accordance with the interpretation provisions set out in Section 2 (Interpretation and Construction) of the Master Definitions and Construction Agreement.

(2)	Sale and Purchase of Purchased Assets

The Seller hereby sells, transfers, assigns and conveys unto the Guarantor and the Guarantor hereby purchases from the Seller, without any legal warranty except and subject to the representations and warranties expressly provided for in the Mortgage Sale Agreement, and together with the full benefit of the rights, priorities and covenants contained in Article 13 thereof, all of the Seller's right all of the Seller’s right, title and interest and benefit in and to the Loans and their Related Security (excluding registered or recorded title to the Related Security related to the Loans which will continue to be held by the Seller) described in Annex A attached hereto (the “Purchased Assets”).

(3)	Purchase Price

The purchase price for the sale by the Seller to the Guarantor of the Purchased Assets will be calculated and paid in accordance with the terms of the Mortgage Sale Agreement and the Transaction Documents.

(4)	Confirmation

The Seller hereby confirms to the Guarantor that:

(a)	the representations and warranties of the Seller contained in the Mortgage Sale Agreement are true and correct as of the date hereof; and
(b)	it has made a notation in its records that the Purchased Assets have been sold to the Guarantor.
(5)	Mortgage Sale Agreement

This Seller Assignment will be construed as having been executed in furtherance of the Mortgage Sale Agreement and will form an integral part thereof.

(6)	Governing Law

This Agreement will be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(7)	Number and Gender

Words importing the singular include the plural and vice versa, and words importing gender include all genders.

(8)	Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile will be as effective as delivery of a manually executed counterpart of such signature page.

(9)	Limitation of Liability

Scotiabank Covered Bond Guarantor Limited Partnership is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital.

IN WITNESS WHEREOF the Seller has executed this Seller Assignment.

THE BANK OF NOVA SCOTIA
By:
Name:
Title:

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its Managing GP SCOTIABANK COVERED BOND GP INC.
By:
Name:
Title:

The foregoing is hereby acknowledged by the undersigned.

COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee
By:
Name:
Title:

By:
Name:
Title:

ANNEX A

[List of Purchased Assets]

SCHEDULE 7
FORM OF QUÉBEC SELLER ASSIGNMENT

THIS QUÉBEC SELLER ASSIGNMENT made this ● day of ●, 20__.

BETWEEN:

THE BANK OF NOVA SCOTIA, a bank named in Schedule I to the
Bank Act
(the “Seller”)

- and -

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario, by its Managing GP, SCOTIABANK COVERED BOND GP INC., (in its capacity as the Guarantor)
(the “Guarantor”)

WHEREAS the Seller, the Guarantor, as purchaser, and Computershare Trust Company of Canada, as Bond Trustee and Custodian, have entered into the Mortgage Sale Agreement (as hereinafter defined).

NOW THIS AGREEMENT WITNESSES that in consideration of the premises and for valuable consideration the parties hereto covenant and agree as follows:

(1)	Defined Terms

The Amended and Restated Master Definitions and Construction Agreement made between the parties to the Transaction Documents on September 24, 2013 (as the same may be amended, restated and/or supplemented from time to time, with the consent of the parties thereto) (the “Master Definitions and Construction Agreement”) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Agreement (as so amended, restated and/or supplemented) will, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement will be construed in accordance with the interpretation provisions set out in Section 2 (Interpretation and Construction) of the Master Definitions and Construction Agreement, provided that the term “Purchased Asset” used by reference in any such expressions and defined terms shall, for purposes of this Québec Seller Assignment only, be deemed to refer to the Québec Purchased Assets (as defined herein).

In this Québec Assignment the following terms will have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional STEP Loan” means STEP Loans made by the Seller to a particular STEP Borrower, which are originated subsequent to the sale to the Guarantor of the First STEP Loan to the same Borrower.

“Borrower” means, in relation to a Loan, each individual specified as such in the relevant Mortgage Terms together with each individual (if any) who assumes from time to time an obligation to repay such Loan or any part of it, and includes a STEP Borrower.

“Credit and Collection Policy” means the customary credit and collection policies and practices of the Seller, relating to the granting of credit on the security of Loans and the collection and enforcement of Loans, as in effect on the date on the Program Date, as modified in compliance with the Mortgage Sale Agreement from time to time.

“Custodian” means Computershare Trust Company of Canada, in its capacity as Custodian under the Mortgage Sale Agreement.

“Customer Files” means the file or files relating to each Loan and its Related Security containing, inter alia:

(a)	all material correspondence relating to that Loan; and
(b)	the completed mortgage documentation applicable to the Loan including the Valuation Report and the notary’s, solicitor’s or licensed qualified conveyancer’s certificate of title or report on title,

whether original documentation, or in electronic form or otherwise.

“Eligibility Criteria” means the following criteria:

(a)	no Loan has an Outstanding Principal Balance of more than $3,000,000.00 or, in the case of any STEP Loans, all such STEP Loans made to the same STEP Borrower do not have an Outstanding Principal Balance of more than $3,000,000.00 in the aggregate;
(b)	if the Loan constitutes a New Loan Type, the Rating Agency Condition has been satisfied in accordance with the terms of the Mortgage Sale Agreement with respect to the sale of such Loans to the Guarantor;
(c)	the Loan is not secured by a Mortgage that also secures one or more other loans or, in the case of a STEP Loan, also secures any Other STEP Products, which in either case has the benefit of insurance from any Prohibited Insurer;
(d)	if the Loan is extended or advanced upon the security of a Mortgage that also secures (or is capable of securing) Retained Loans, the Loan and all Related Retained Loans have the benefit of cross-default provisions (whether contained in the terms and conditions of the Loan and Related Retained Loans, the Mortgage securing the Loan and Related Retained Loans or other documentation applicable to the Loan and Related Retained Loans, and enforceable against the Borrower) such that a default under the Loan or a Related Retained Loan will constitute a default under the Loan and all Related Retained Loans or, in the case of a Loan or Related Retained Loan not having the benefit of cross-default provisions but repayable on demand, the Guarantor or the Seller (and each mortgage lender as may be on title) have covenanted in writing to demand repayment in a manner and in circumstances customary for a prudent lender of the Loan or such Related Retained Loan upon a default under the Loan or any Related Retained Loan;

(e)	no payments of principal or interest in respect of the Loan are in arrears;
(f)	the first payment due in respect of the Loan has been paid by the relevant Borrower;
(g)	the related Mortgage constitutes a valid first mortgage lien or a valid first-ranking hypothec over the related Mortgaged Property, subject to Permitted Encumbrances;
(h)	the Loan is not subject to any dispute proceeding, set-off, counterclaim or defence whatsoever; [and]
(i)	neither the Mortgage Terms for the Loan nor the provisions of any other documentation applicable to the Loan and enforceable by the Borrower expressly afford the Borrower a right of set-off; and
(j)	[to the extent the Loan is extended, advanced or renewed on or after July 1, 2014 (which for greater certainty will not include further advances under an existing non-amortizing Loan unless amended), an express waiver of set-off rights on the part of the Borrower is included in the terms and conditions of the Loan and all Related Retained Loans, the Mortgage securing the Loan and all Related Retained Loans or other documentation applicable to the Loan and all Related Retained Loans, and enforceable against the Borrower.][NTD: TO BE INSERTED IN QUÉBEC SELLER ASSIGNMENTS EXECUTED AFTER JULY 1, 2014]

“Eligible Loans” means a Loan which at the Transfer Date satisfies each of the Eligibility Criteria.

“First STEP Loan” means the first STEP Loan made by the Seller to a particular STEP Borrower under the STEP Plan, which is sold to the Guarantor.

“Governmental Authority” means the government of Canada or any other nation, or of any political subdivision thereof, whether provincial, territorial, state, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies, the Superintendent or other comparable authority or agency.

“Loan” means each mortgage loan or (if approved by the Rating Agencies as a New Loan Type) home equity line of credit secured, in each case, by a Mortgage on Mortgaged Property, referenced by its mortgage loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other funds due or owing by the related Borrower from time to time with respect to that mortgage loan or home equity line of credit under the relevant Mortgage Terms and all of the related Borrower’s obligations in respect of the same.

“Mortgage” means a lien or a hypothec securing a Loan, and includes a STEP Collateral Mortgage.

“Mortgage Sale Agreement” means the amended and restated mortgage sale agreement dated as of January 7, 2014 between the Seller, Servicer, the Bond Trustee, the Custodian and the Guarantor (as amended, modified, supplemented or restated from time to time).

“Mortgage Terms” means all the terms and conditions applicable to a Loan, including, the applicable Mortgage Terms and Offer Conditions and, in respect of a STEP Loan, the STEP Plan.

“Mortgaged Property” means a freehold or leasehold residential property located in Canada (or owned residential immovable property situated in the Province of Québec) that is subject to a Mortgage.

“New Servicer” means any member of the Scotiabank Group (other than the Bank) appointed as a new servicer in accordance with the Servicing Agreement.

“Offer Conditions” means the terms and conditions applicable to a specified Loan as set out in the relevant offer letter to the Borrower.

“Other STEP Creditor” means any owner of any STEP Account outstanding from time to time under the STEP Plan, or any interest therein, including any Person holding and/or having the benefit of a security interest therein, other than the Seller and the Guarantor.

“Other STEP Products” means all STEP Accounts that may be extended by the Seller to a particular STEP Borrower from time to time, except for STEP Loans.

“Person” means individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organisations, joint ventures and Governmental Authority.

“PPSA” means the personal property security legislation, as amended, supplemented or replaced from time to time, as in effect in each province and territory of Canada (other than Québec), and the Civil Code of Québec, as amended, supplemented or replaced from time to time, as in effect in Québec.

“Program Date” means July 19, 2013.

“Québec Eligible Loans” means all Eligible Loans (i) which are repayable by a Borrower resident in the Province of Québec, or (ii) which are subject to loan documentation which requires that payments of interest or principal in respect thereof be made at a location or an account situated or maintained in the Province of Québec, or (iii) where the related Mortgaged Properties are situated in the Province of Québec.

“Québec Purchased Assets” means the universality of all present and future claims and rights of action arising from all Québec Eligible Loans of the Seller described in Annex A hereto and their Related Security.

“Records” means, with respect to each Loan, all documents and information (other than the Customer File) including, computer programs, tapes, discs, punch cards, data processing software and related property and rights, maintained by the Seller or the Servicer with respect to such Loan, the Related Security and the related Borrower.

“Related Security” means, with respect to any Loan, subject to paragraphs (A) and (B) of this definition in respect of any STEP Loan, all of the Seller’s right, title and interest in:

(a)	all security interests, hypothecs or liens and property subject thereto from time to time purporting to secure payment of such Loan and all proceeds thereof or realised thereunder, including, without limitation:
(i)	the Mortgage and the security interest or hypothec granted to the Seller by the related Borrower in the related Mortgaged Property as security for or pursuant to such Loan, and all Records related thereto;
(ii)	all PPSA financing statements or other filings relating thereto;
(b)	the related Customer File;
(c)	all guaranties, indemnities, insurance (other than blanket insurance coverage maintained by the Seller) and other agreements or arrangements of whatever character from time to time supporting or documenting payment of such Loan, which are or should be included in the Customer Files, and all proceeds of the foregoing; and
(d)	the proceeds of any claims made under the blanket insurance coverage maintained by the Seller where such proceeds relate to a Loan sold to the Guarantor;

and in relation to a STEP Loan:

(A)	as to (a), (b), (c) and (d) above, all of the Seller’s right, title and interest therein, provided that upon the transfer and/or assignment of which (excluding any such property relating solely to such STEP Loan or any related STEP Loan owned by the Guarantor from time to time) to the Guarantor, the Guarantor will hold (i) an undivided interest in such property for the sole and absolute account and benefit of the Guarantor to the extent of the indebtedness owing under such Loan or any related STEP Loan owned by the Guarantor from time to time, and (ii) an undivided interest in such property as agent, nominee and bare trustee for the Seller and/or Other STEP Creditor to the extent of any amounts of indebtedness owing under any Additional STEP Loans and Other STEP Products outstanding under the STEP Plan from time to time and owned by the Seller or Other STEP

Creditor, in each case, subject to the applicable priority arrangements described in Article 13 (STEP Plan and Intercreditor Arrangements) of the Mortgage Sale Agreement;

(B)	notwithstanding (A) above, with respect to STEP Loans secured by a STEP Collateral Mortgage over Mortgaged Property situated in the Province of Quebec, as to (a) above, the Guarantor will become a beneficiary of the security interests, hypothecs or liens and property subject thereto from time to time purporting to secure payment of such STEP Loan and all proceeds thereof or realised thereunder, and will become, together with the Seller and any related Other STEP Creditor, a secured party as to any STEP Collateral Mortgage and other security interest or hypothec granted by the related STEP Borrower in the related Mortgaged Property as security for or pursuant to such STEP Loan and any Additional STEP Loan or Other STEP Product owned by the Seller or an Other STEP Creditor; provided, however, that at no time shall any Other STEP Creditor have a right to be registered on title with respect to the related Mortgaged Property.

“Scotiabank Group” means The Bank of Nova Scotia and its Subsidiaries collectively.

“Servicer” means the Seller in its capacity as servicer under the Servicing Agreement and any New Servicer and/or Successor Servicer.

“Servicing Agreement” means the servicing agreement made as of the Program Date between the Servicer, the Seller, the Cash Manager, the Bond Trustee and the Guarantor (as amended, modified, supplemented or restated from time to time).

“STEP Account” means a separate and distinct loan or other credit product that is made available by the Seller to a STEP Borrower under the STEP Plan, being a “Mortgage Loan”, “Scotia Plan Loan”, “ScotiaLine line of credit”, “ScotiaLine Visa”, and “Overdraft Protection”, as such credit products are presently described in the documentation for STEP Plans at the date hereof and such credit products as they may be differently described under the documentation for STEP Plans after the date hereof, but have the same priorities and otherwise substantially the same attributes as those previously described in this definition.

“STEP Borrower” means a Borrower under a STEP Loan.

“STEP Collateral Mortgage” means, the Mortgage that secures indebtedness owing in respect of outstanding STEP Accounts extended by the Seller to the same STEP Borrower.

“STEP Loan” means each Loan that is a STEP Account and described in the documentation for STEP Plans at the date hereof as a “Mortgage Loan” (including a STEP Account under a successor description from time to time where the STEP Account under such successor description has the same priority and in all other respects has substantially the same attributes as a “Mortgage Loan” possesses under the documentation presently used in STEP Plans at the date hereof), which is made by the Seller to a STEP Borrower and is subject to the STEP Plan from time to time, and includes the First STEP Loan and each Additional STEP Loan advanced to such Borrower.

“STEP Plan” means with respect to any Borrower, the umbrella agreement with the Seller for the provision of multiple secured loans or other credit products, which is currently marketed as the Scotia Total Equity Plan.

“Subsidiary” means any company which is for the time being a subsidiary (within the meaning of Section 2 of the Bank Act (Canada)).

“Successor Servicer” means a successor servicer to the Servicer in respect of Loans and their Related Security included in the Portfolio other than a member of the Scotiabank Group.

“Superintendent” means the Superintendent of Financial Institutions appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“Transfer Date” means ●, 20●.

“Valuation Report” means the valuation report or reports for mortgage purposes, obtained by the Seller in respect of each Mortgaged Property or valuation report in respect of a valuation of a Mortgaged Property made using a methodology that would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market and that has been approved by the relevant officers of the Seller.

(2)	Sale and Purchase of Québec Purchased Assets

For the purposes of the laws of the Province of Québec and in furtherance of the Mortgage Sale Agreement, the Seller hereby sells, transfers and assigns unto the Guarantor and the Guarantor hereby purchases from the Seller, without any legal warranty except and subject to the representations and warranties expressly provided for in the Mortgage Sale Agreement and below, and together with the full benefit of the rights, priorities and covenants contained in Article 13 thereof, all of the Seller’s right, title, interest and benefit in and to the Québec Purchased Assets.

(3)	Purchase Price

The purchase price for the sale by the Seller to the Guarantor of the Québec Purchased Assets hereunder will be calculated and paid in accordance with the terms of the Mortgage Sale Agreement.

(4)	Seller Representations and Warranties

The Seller represents and warrants to the Guarantor as of the Transfer Date that:

(a)	there has been neither an Issuer Event of Default and service of an Issuer Acceleration Notice nor a Guarantor Event of Default and service of a Guarantor Acceleration Notice as at the Transfer Date;
(b)	the Guarantor, acting on the advice of the Cash Manager, is not aware, and could not reasonably be expected to be aware, that the purchase by the Guarantor of the

Québec Purchased Assets on the Transfer Date does not satisfy the Rating Agency Condition;

(c)	each Loan included in the Québec Purchased Assets satisfies the eligibility criteria prescribed by the CMHC Guide from time to time;
(d)	at the time of transfer, the Guarantor will acquire the entire legal and beneficial ownership interest of the Seller in the applicable Loans and their Related Security, excluding registered title therein, free and clear of any encumbrances or ownership interests, other than (i) Permitted Encumbrances, and (ii) those which are reflected in a Security Sharing Agreement and the subject of a Release of Security delivered by the Seller or any mortgage lender on title to the Custodian in trust upon and subject to the provisions of the Mortgage Sale Agreement and in compliance with the CMHC Guide; and
(e)	prior to the making of each advance under such Loan, the Lending Criteria and all preconditions to the making of that Loan were satisfied.
(5)	Additional Actions Upon a Title Trigger Event

Without limiting the provisions of the Mortgage Sale Agreement, upon the earlier of (i) the occurrence of a Registered Title Event, and (ii) the senior long-term rating assigned to the Issuer by DBRS, Moody’s or Fitch falls below BBB(high), BBB+ or Baa1, respectively, the Seller will notify the Borrowers (and their guarantors) and deliver Registrable Transfers to the Custodian in relation to each Québec Eligible Loan and hypothecs included in the Québec Purchased Assets, make all registrations and generally complete all formalities required under the laws of the Province of Québec in order to render the sale and assignment of the Québec Purchased Assets opposable against the Borrowers (and their guarantors) and all third persons, in accordance with Articles 1641, 1645 and 3003 of the Civil Code of Québec. The Seller will act upon the Guarantor’s instructions under this Article 5.

Without limiting any of the powers of the Guarantor hereunder or under the Mortgage Sale Agreement, the Guarantor will be entitled to discharge the Mortgages and give acquittance and receipts for amounts due, including with respect to amounts due to the Seller before the date of this Agreement.

(6)	Confirmation

The Seller hereby confirms to the Guarantor that:

(a)	the representations and warranties of the Seller contained in the Mortgage Sale Agreement are true and correct as of the date hereof; and
(b)	it has made a notation in its records that the Québec Purchased Assets have been sold to the Guarantor.

(7)	Mortgage Sale Agreement

This Québec Assignment will be construed as having been executed in furtherance of the Mortgage Sale Agreement and will form an integral part thereof.

(8)	Governing Law

This Agreement will be governed by, and construed in accordance with, the laws of the Province of Ontario (without giving effect to the conflict of laws principles thereof).

(9)	Number and Gender

Words importing the singular include the plural and vice versa, and words importing gender include all genders.

(10)	Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile will be as effective as delivery of a manually executed counterpart of such signature page.

(11)	Limitation of Liability

Scotiabank Covered Bond Guarantor Limited Partnership is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital.

(12)	Language

The parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and will be drawn up in the English language only. Les signataires confirment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.

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IN WITNESS WHEREOF the parties hereto have executed this Québec Seller Assignment.

THE BANK OF NOVA SCOTIA
By:
Name:
Title:

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its Managing GP, SCOTIABANK COVERED BOND GP INC.
By:
Name:
Title:

The foregoing is hereby acknowledged by the undersigned.

COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee
By:
Name:
Title:

By:
Name:
Title:

* * *

CERTIFICATION

I, ______________________________, advocate, certify that:

1.        This certificate concerns an application for the Québec Seller Assignment and the Annex A thereto (the “Assignment”) entered into between The Bank of Nova Scotia, as Seller, and Scotiabank Covered Bond GP INC. in its capacity as managing general partner of Scotiabank Covered Bond Guarantor Limited Partnership (the “Guarantor”) executed under private signature at •, Province of •, on •, 20____;

2.        I have verified the identity, quality and capacity of The Bank of Nova Scotia and the Guarantor to the said Assignment;

3.        Such Assignment represents the will expressed by The Bank of Nova Scotia and the Guarantor; and

4.        Such Assignment is valid as to form.

CERTIFIED at •, Province • on the _________ day of the month of •, 20____.

Name: •
Quality:	Advocate
Address:	•

•, advocate

ANNEX A

[List of Québec Eligible Loans Comprised in Québec Purchased Assets]